                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant / /

     Filed by a party other than the registrant /X/

     Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                 CONSECO, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                BOWNE OF DETROIT
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------
- -------------------------
1Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     [LOGO]

                        11825 NORTH PENNSYLVANIA STREET
                             CARMEL, INDIANA 46032

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 7, 1994

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of the shareholders of Conseco, Inc. (the "Company"), will be held at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas, at 10:30 a.m., local time, on June 7, 1994, for the following purposes:

     1. To elect one director for a term ending in 1996 and three directors for terms ending in 1997;

     2.  To approve the adoption of the 1994 Stock and Incentive Plan;

     3. To approve the adoption of a Performance-Based Compensation Bonus Plan for Executive Vice Presidents; and

     4.  To consider such other matters as may properly come before the meeting.

     Holders of record of outstanding shares of the common stock of the Company as of the close of business on April 22, 1994, are entitled to notice of and to vote at the meeting.

     Whether or not you plan to be present at the meeting, please complete, sign and return the enclosed form of proxy. No postage is required to return the form of proxy in the enclosed envelope. The proxies of shareholders who attend the meeting in person may be withdrawn and such shareholders may vote personally at the meeting.

                                        By Order of The Board of Directors

                                        /s/ Lawrence W. Inlow

                                        Lawrence W. Inlow, Secretary

April 29, 1994
Carmel, Indiana

                                     [LOGO]
                        11825 NORTH PENNSYLVANIA STREET
                             CARMEL, INDIANA 46032

- --------------------------------------------------------------------------------

                                PROXY STATEMENT
- --------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Conseco, Inc. ("Conseco" or the "Company"), for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas, on June 7, 1994, at 10:30 a.m., local time. It is expected that this Proxy Statement will be mailed to the shareholders on or about April 29, 1994. Proxies are being solicited principally by mail. Georgeson and Company, Inc. has been engaged to solicit proxies and provide certain investor analysis services for the Company for a fee of $12,000 plus reasonable out-of-pocket expenses. Directors, officers and regular employees of Conseco may also solicit proxies personally by telephone, telegraph or special letter. All expenses incident to the preparation and mailing to the shareholders of the Notice, Proxy Statement and form of proxy are to be paid by Conseco.

     If the enclosed form of proxy is properly executed and returned in time for the meeting, the named proxyholders will vote the shares represented by the proxy in accordance with the instructions marked on the proxy. Proxies returned unmarked will be voted in favor of the proposals referred to in the Notice of Annual Meeting of Shareholders. A shareholder may revoke a proxy at any time before it is exercised by mailing or delivering to Conseco a written notice of revocation or a later-dated proxy, or by attending the meeting and voting in person.

     Only holders of record of Conseco's Common Stock ("Common Stock") as of the close of business on April 22, 1994, will be entitled to vote at the meeting. On such record date, Conseco had 25,509,505 shares of Common Stock outstanding and entitled to vote. Each share will be entitled to one vote with respect to each matter submitted to a vote at the meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.

     The election of Directors will be determined by the plurality of the votes cast by the holders of shares present in person or by proxy and entitled to vote. Consequently, the four nominees who receive the greatest number of votes cast for election as Directors will be elected as Directors of the Company. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote ("broker non-votes"), will not be counted. Action on any matter, other than the election of directors, is approved if the votes cast in favor of the action exceed the votes cast against it. Abstention from voting or broker non-votes will have no effect since such actions do not represent votes cast by shareholders.

                              SECURITIES OWNERSHIP

OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of April 15, 1994, regarding ownership of Conseco's Common Stock (excluding shares held by subsidiaries not entitled to vote) by the only persons known to own beneficially more than five percent thereof, by the current Directors and the nominees for Director individually, by the executive officers named in the Summary Compensation Table on page 7 individually, and by all executive officers and Directors (including nominees) as a group. Where any footnote indicates that shares included in the table are owned by, or jointly with, family members or by an affiliate of such person, the executive officer or Director may be deemed to exercise shared voting and investment power with respect to those shares, unless otherwise indicated. The Company's executive officers and Directors do not own any shares of any other class of equity securities of the Company.

                                                                            SHARES OWNED AND
                                                                           NATURE OF OWNERSHIP
                                                                         -----------------------
         NAME AND ADDRESS(1)                                              NUMBER         PERCENT
         -------------------                                             ---------       -------
Five-Percent Owners:
  Alex. Brown Investment Management...................................   4,247,150(2)      16.6%
     135 East Baltimore Street
     Baltimore, Maryland 21202
  Kemper Financial Services, Inc......................................   2,028,600(3)       8.0
     120 South LaSalle Street
     Chicago, Illinois 60603
Directors, Nominees and Executive Officers:
  Michael G. Browning.................................................     130,780(4)        .5
  Ngaire E. Cuneo.....................................................       3,900(5)      *
  Rollin M. Dick......................................................     447,479(6)       1.8
  Louis P. Ferrero....................................................          --           --
  Donald F. Gongaware.................................................     484,299(7)       1.9
  M. Phil Hathaway....................................................      19,298(8)        .1
  Stephen C. Hilbert..................................................     542,055(9)       2.1
  Lawrence W. Inlow...................................................     370,901(10)      1.4
  Walter T. Kirkbride.................................................     306,125(11)      1.2
  James D. Massey.....................................................          --           --
  Dennis E. Murray, Sr. ..............................................     205,400(12)       .8
  All executive officers, Directors and the nominees for Director as a
     group (11 persons)...............................................   2,510,237(13)      9.8
- ------------

 (1) Address given for five-percent holders only.
 (2) According to a Schedule 13G dated February 25, 1994, filed with the Securities and Exchange Commission, the holder is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The holder has indicated that it has sole voting power and shared dispositive power with respect to 424,764 of such shares and has the sole power to direct the disposition of 3,822,386 of such shares.
 (3) According to a Schedule 13G dated February 11, 1994, filed with the Securities and Exchange Commission, the holder is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The holder has indicated that it has shared power to vote and to dispose of such shares.
 (4) Of these shares, 65,690 are owned by Mr. Browning's wife.
 (5) Of these shares, 3,750 are subject to options held by Ms. Cuneo which are exercisable within 60 days.
 (6) Of these shares, 128,331 are owned by Mr. Dick's wife, 25,500 are owned by a charitable foundation as to which shares he shares voting and investment power, 8,800 are owned by irrevocable trusts as to which Mr. Dick's wife has sole voting and investment power, and 3,750 are subject to options held by Mr. Dick which are exercisable within 60 days. Mr. Dick expressly disclaims beneficial ownership of all shares owned by his wife, the charitable foundation and the trusts.
 (7) Of these shares, 31,000 are owned by Mr. Gongaware's wife, 70,000 are owned by a charitable trust as to which he shares voting and investment power, 18,000 are owned by irrevocable trusts as to which Mr. Gongaware's wife has sole voting and investment power, and 73,750 shares are subject to options held by Mr. Gongaware which are exercisable within 60 days. Mr. Gongaware expressly disclaims beneficial ownership of all shares owned by his wife and the trusts as to which she has sole voting and investment power.
 (8) Of these shares, 4,000 are owned by Mr. Hathaway's wife.
 (9) Of these shares, 3,750 are subject to options held by Mr. Hilbert which are exercisable within 60 days.
(10) Of these shares, 123,750 are subject to options held by Mr. Inlow which are exercisable within 60 days.
(11) Of these shares, 3,750 are subject to options held by Mr. Kirkbride which are exercisable within 60 days.
(12) Of these shares, 125,000 are owned by retirement plan trusts as to which Mr. Murray shares voting and investment power.
(13) Includes 212,500 shares subject to outstanding stock options which are exercisable within 60 days.
 *   Less than .1%.

OWNERSHIP OF BANKERS LIFE HOLDING CORPORATION COMMON STOCK

     The following table sets forth the beneficial ownership of the common stock of Bankers Life Holding Corporation ("Bankers Common Stock"), a majority owned subsidiary of Conseco, by the current Directors of Conseco and the nominees for Director individually, by the executive officers named in the Summary Compensation Table on page 7 individually, and by all executive officers and Directors (including nominees) as a group as of April 15, 1994.

                                                                             SHARES OF BANKERS
                                                                             COMMON STOCK OWNED
                                                                               AND NATURE OF
                                                                                 OWNERSHIP
                                                                            --------------------
                                                                            NUMBER       PERCENT
                                                                            -------      -------
Michael G. Browning......................................................    25,000(1)       *
Ngaire E. Cuneo..........................................................     4,000          *
Rollin M. Dick...........................................................    28,500(2)       *
Louis P. Ferrero.........................................................        --         --
Donald F. Gongaware......................................................    10,000          *
M. Phil Hathaway.........................................................        --         --
Stephen C. Hilbert.......................................................   100,000          *
Lawrence W. Inlow........................................................        --         --
Walter T. Kirkbride......................................................        --         --
James D. Massey..........................................................        --         --
Dennis E. Murray, Sr. ...................................................   106,000(3)       *
All executive officers, Directors and the nominees for Director as a
  group (11 persons).....................................................   273,500          *
- ------------

(1) Of these shares, 9,000 are owned by Mr. Browning's wife.
(2) These shares are owned by Mr. Dick's wife.
(3) This amount includes 1,000 shares owned by Mr. Murray's wife and 45,000 shares owned by a retirement plan trust of which Mr. Murray is a trustee. Mr. Murray has sole investment power and shared voting power with respect to the shares owned by such trust.
  * Less than 1%.

                         BOARD MEETINGS AND COMMITTEES

     During 1993, the Board of Directors held four meetings. All Directors attended at least 75% of the aggregate meetings of the Board and the committees on which they served.

     The Board has a Compensation Committee which held three meetings during 1993. The Compensation Committee reviews and approves compensation plans in which the Company's officers and directors are entitled to participate, the terms of employment contracts with the Company's senior executive officers and the annual cash bonuses paid to the Company's executive vice presidents. The Compensation Committee also administers the Company's stock option and other incentive plans. The Board also has an Audit Committee which held one meeting in 1993. The Audit Committee oversees the Company's accounting and financial reporting activities, including meeting with the Company's independent auditors and its Chief Financial Officer to review the scope, cost and results of the independent audit and to review internal accounting controls, policies and procedures. The Board selects the independent auditors, upon recommendation of the Audit Committee. The members of these committees are identified in the table below. See, ELECTION OF DIRECTORS.

     The Board of Directors does not have a nominating committee. The Board reviews and approves all nominees for Directors and will consider candidates whose names are submitted in writing by shareholders. See, SHAREHOLDER PROPOSALS below.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's Directors and executive officers, and each person who is the beneficial owner of more than ten percent of the Company's outstanding equity securities, to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this Proxy Statement any failure to file such reports for fiscal year 1993 by the prescribed dates. Officers, Directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all reports filed with the SEC pursuant to
Section 16(a) of the 1934 Act. To the Company's knowledge, based solely on review of the copies of reports furnished to the Company and written representations that no other reports were required, all filings required pursuant to Section 16(a) of the 1934 Act applicable to the Company's officers, Directors and greater than ten percent beneficial owners were made for the year ended December 31, 1993.

                             ELECTION OF DIRECTORS

     The Board of Directors is being increased from seven Directors to nine Directors, effective on the date of the Annual Meeting. The nine Directors will be divided into three classes containing three members each. One of the two additional Directors will be in the class of Directors whose term expires at the 1996 annual meeting and the other new Director will be in the class of Directors being elected to serve for three-year terms expiring at the 1997 annual meeting. In each case, Directors will serve until their successors are duly elected and qualified. One of the nominees, James D. Massey, is a Director of CCP Insurance, Inc., an affiliate of Conseco, and will continue in such position until the expiration of his term at the 1994 Annual Meeting of Shareholders of CCP Insurance, Inc. Another nominee, Dennis E. Murray, Sr., is a Director of Bankers Life Holding Corporation, a majority owned subsidiary of Conseco, and will continue in such position until the expiration of his term at the 1994 Annual Meeting of Shareholders of Bankers Life Holding Corporation.

     Unless authority is specifically withheld, the shares represented by the enclosed form of proxy will be voted in favor of all nominees. Should any of the nominees become unable to accept election, the persons named in the proxy will exercise their voting power in favor of such person or persons as the management of Conseco may recommend. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors knows of no reason why any of its nominees would be unable to accept election.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

     The following information regarding each person nominated for election as Director, and each person whose term will continue after the meeting, includes such person's age, positions with Conseco, principal occupation and business experience for the last five years, and tenure as a Director of Conseco:

                                      DIRECTOR    POSITIONS WITH CONSECO, PRINCIPAL      TERM
           NAME AND AGE                SINCE      OCCUPATION AND BUSINESS EXPERIENCE   EXPIRING
- -----------------------------------   --------    ----------------------------------   --------
Nominees For Election As Directors:
Ngaire E. Cuneo, 42................     --        Since 1992, Executive Vice             1996
                                                    President of Corporate Development
                                                    of Conseco. From 1986 to 1992,
                                                    Senior Vice President and
                                                    Corporate Officer of General
                                                    Electric Capital Corporation.
                                                    Also a Director of Bankers Life
                                                    Holding Corporation.
Rollin M. Dick, 62.................    1986       Since 1986, Executive Vice             1997
                                                    President and Chief Financial
                                                    Officer of Conseco. Also a
                                                    Director of CCP Insurance, Inc.,
                                                    Bankers Life Holding Corporation
                                                    and Wholesale Cellular USA, Inc.
James D. Massey, 59................     --        Retired. From 1986 to June 1992        1997
                                                    President and Deputy Chief
                                                    Executive Officer of Merchants
                                                    National Corp. and Chairman,
                                                    President and Chief Executive
                                                    Officer of Merchants National
                                                    Bank (banking). Also a Director
                                                    of CCP Insurance, Inc.
Dennis E. Murray, Sr., 54..........     --        Since 1964, partner and or             1997
                                                    principal of the Ohio law firm of
                                                    Murray & Murray Co., L.P.A. and
                                                    its predecessor. Also a Director
                                                    of Bankers Life Holding
                                                    Corporation.
Directors Whose Terms of Office
  Will Continue After the Meeting:
Stephen C. Hilbert, 48.............    1979       Since 1979, Chairman of the Board      1995
                                                    and Chief Executive Officer, and
                                                    since 1988, President, of
                                                    Conseco. Also a Director of CCP
                                                    Insurance, Inc. and Bankers Life
                                                    Holding Corporation.
Michael G. Browning, 47 (1,2)......    1984       President of Browning Investments,     1995
                                                    Inc. (real estate development,
                                                    construction, management and
                                                    investment). Also a Director of
                                                    PSI Resources, Inc. (electric
                                                    utility and energy services).

                                      DIRECTOR    POSITIONS WITH CONSECO, PRINCIPAL      TERM
           NAME AND AGE                SINCE      OCCUPATION AND BUSINESS EXPERIENCE   EXPIRING
- -----------------------------------   --------    ----------------------------------   --------
M. Phil Hathaway, 64 (1,2).........    1984       Retired. Formerly, Treasurer of        1995
                                                    Cook Group, Inc. (medical
                                                    equipment, property and casualty
                                                    insurance, and real estate
                                                    development operations).
Donald F. Gongaware, 58............    1985       Since 1985, Executive Vice             1996
                                                    President of Conseco. Also a
                                                    Director of CCP Insurance, Inc.
                                                    and Bankers Life Holding
                                                    Corporation.
Louis P. Ferrero, 51 (1,2,3)          --....      Chairman of the Board and Chief        1996
                                                    Executive Officer of Anacomp,
                                                    Inc. (computer-based information
                                                    storage and management).
                                                    Director of Conseco since 1988.
- ------------

(1) Member of Compensation Committee.

(2) Member of Audit Committee.

(3) On March 7, 1991, in response to a complaint filed by the Securities and Exchange Commission in the United States District Court in Indianapolis, Indiana, against Mr. Ferrero and three other individuals, Mr. Ferrero, without admitting or denying the allegations made in the complaint, consented to the entry of a judgment permanently enjoining him from engaging in transactions, acts, practices or courses of business which would constitute violations of Section 17(a) of the Securities Act or Sections 10(b) or 14(e) of the Exchange Act or Rules 10b-5 or 14e-3 thereunder, and requiring him to pay a civil penalty of $277,750. The amount of the penalty represented alleged profits realized and losses avoided in securities trading by the other defendants, for whom Mr. Ferrero was allegedly a source of material nonpublic information concerning a pending transaction involving Anacomp, Inc. It was not alleged that Mr. Ferrero or any member of his family used the information to profit from securities trading in any of their own accounts.

               EXECUTIVE COMPENSATION, RELATED PARTY TRANSACTIONS
                             AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation of Stephen C. Hilbert, the Chairman of the Board, President and Chief Executive Officer of the Company, and the other five most highly compensated executive officers of the Company in 1993 (the "Named Officers").

                                                                            LONG-TERM COMPENSATION
                                                                -----------------------------------------------
                                                                              AWARDS
                                                                ----------------------------------
                                         ANNUAL                                    NUMBER OF          PAYOUTS
                                      COMPENSATION              RESTRICTED   SECURITIES UNDERLYING   ----------
 NAME AND PRINCIPAL         ---------------------------------     STOCK          OPTIONS/SARS           LTIP         ALL OTHER
       POSITION      YEAR    SALARY       BONUS      OTHER(1)   AWARDS(2)       (IN SHARES)(3)        PAYOUTS     COMPENSATION(4)
- -------------------- ----   --------   -----------   --------   ----------   ---------------------   ----------   ---------------
Stephen C.
  Hilbert........... 1993   $250,000   $14,107,372   $194,124   $2,871,474          250,000          $        0       $ 4,011
Chairman of the
  Board,             1992    250,000     8,287,674    186,886    1,707,535                0                   0         3,684
  President and      1991    250,000     5,221,300               1,020,000                0                   0
  Chief Executive
    Officer
Ngaire E.
  Cuneo(5).......... 1993    250,000     3,750,000                 800,000          100,000                   0        38,899
Executive Vice
  President,         1992     91,346       283,654                  75,000           50,000                   0         9,091
  Corporate
    Development      1991          0             0                       0                0                   0
Rollin M. Dick...... 1993    250,000     3,750,000                 800,000          100,000                   0        12,905
Executive Vice
  President and      1992    250,000     1,750,000                 400,000                0           2,652,722         6,792
  Chief Financial
    Officer          1991    250,000       800,000                 210,000                0                   0
Donald F.
  Gongaware......... 1993    250,000     3,750,000                 800,000          100,000                   0        10,282
Executive Vice
  President and      1992    250,000     1,750,000                 400,000                0                   0         5,010
  Chief Operations
    Officer          1991    250,000       800,000                 210,000                0                   0
Lawrence W. Inlow... 1993    250,000     3,750,000                 800,000          100,000                   0         5,775
Executive Vice
  President,         1992    250,000     1,450,000                 340,000                0                   0         1,147
  Secretary and      1991    250,000       700,000                 190,000                0                   0
  General Counsel
Walter T.
  Kirkbride......... 1993    250,000     3,750,000                 800,000          100,000                   0         7,868
Executive Vice
  President and      1992    250,000     1,750,000                 400,000           54,300                   0         3,024
  Chief Investment
    Officer          1991    250,000       800,000                 210,000                0                   0
- ------------

(1) Amounts for 1993 and 1992 include $162,450 which represents imputed interest on a $1.9 million interest-free loan made to Mr. Hilbert in 1988. The other Named Officers did not have other annual compensation for 1993 or 1992 which is required to be listed under SEC rules on executive officer and director compensation disclosure. In accordance with the transition provisions applicable to such rules, amounts of Other Annual Compensation are excluded for Conseco's 1991 fiscal year.

(2) The amounts shown in this column represent provisional awards denominated in cash under the Company's Stock Bonus and Deferred Compensation Program. At the end of 1994, the cash awards for 1991, 1992 and 1993 will be converted to units representing shares of the Company's Common Stock based on a formula which utilizes the average market prices of the Common Stock for the four years ending December 31, 1994. After conversion to stock units, the awards may have a cash value greater or lesser than that shown above. Dividends are paid on the stock units. The aggregate holdings of stock units and their aggregate value as of December 31, 1993, for each Named Officer were as follows:

                                                                                      UNITS         VALUE
                                                                                    ---------    -----------
             Stephen C. Hilbert..................................................   195,823.2    $10,868,188
             Ngaire E. Cuneo.....................................................          --             --
             Rollin M. Dick......................................................          --             --
             Donald F. Gongaware.................................................    58,202.2      3,230,222
             Lawrence W. Inlow...................................................    45,763.9      2,539,896
             Walter T. Kirkbride.................................................    53,858.9      2,989,169

(3) No stock appreciation rights have been granted under the Company's Stock Option Plan.

(4) In accordance with the transitional provisions applicable to the revised rules on executive officer and director compensation disclosure adopted by the SEC, amounts of All Other Compensation are excluded for Conseco's 1991 fiscal year. The amounts reported in this column represent amounts paid for the Named Officers for group and individual life insurance premiums and also includes (i) for Mr. Hilbert, $3,750 and $3,510 in 1993 and 1992, respectively, of reportable income for a split-dollar life insurance policy,
    (ii) for each of Messrs. Dick, Gongaware, Inlow and Kirkbride $4,497 for a matching contribution made under the ConsecoSave 401(k) Plan, and (iii) for Ms. Cuneo, relocation and moving expenses of $38,235 and $9,065 in 1993 and 1992, respectively.

(5) Ms. Cuneo joined the Company in September 1992.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     Mr. Hilbert is employed pursuant to an employment agreement dated January 1, 1987 which provides for an annual base salary of $250,000, an annual bonus equal to 3% of Conseco's annual pre-tax net profits, and certain insurance and other fringe benefits. This agreement renews annually for a five-year period, unless either party notifies the other, in which case the agreement expires five years from the last renewal date. In February 1988, as a reward for extraordinary efforts in accomplishing the acquisition of Western National Life Insurance Company in 1987, in recognition of enhanced responsibilities as a result of such acquisition, and in consideration of his agreeing to enter into a covenant not to compete with the Company, the Company made a $1,900,000 interest-free loan to Mr. Hilbert. The loan is evidenced by a secured promissory note which does not bear interest prior to maturity and is payable in one installment due two years after termination of Mr. Hilbert's employment agreement with the Company. The note includes a covenant not to compete which continues in effect until maturity or until the note is paid in full, if earlier. The note is secured by the pledge of 100,000 shares of the Company's Common Stock held by Mr. Hilbert.

     Effective July 1, 1991, the Company entered into employment agreements with Messrs. Dick, Gongaware, Inlow and Kirkbride for terms ending December 31, 1996, and, effective September 1, 1992, the Company entered into an employment agreement with Ms. Cuneo for a term ending December 31, 1997. Each employment agreement provides for a minimum annual salary of $250,000, annual bonuses in the discretion of the Board of Directors, and certain insurance and other fringe benefits.

     Each of the employment agreements described above includes provisions pursuant to which the employee may elect to receive, in the event of a termination of the agreement following a change in control of the Company (a "Control Termination"), a severance allowance equal to 60 months of his or her monthly rate of salary, bonus and other benefits. For such purposes a Control Termination includes a termination by the employee if his or her duties or responsibilities are changed following a change in control. The employee also may elect to have the Company purchase all Company stock and all options to purchase Company stock held by such person at a price per share equal to the highest market price in the preceding six months.

OPTION GRANTS IN 1993

     The following table sets forth certain information concerning options to purchase Common Stock granted in 1993 to the six Named Officers.

                                      INDIVIDUAL GRANTS
- ---------------------------------------------------------------------------------------------
                                                     % OF TOTAL
                                      NUMBER OF    OPTIONS GRANTED    PER SHARE
                                       OPTIONS      TO EMPLOYEES      EXERCISE     EXPIRATION       GRANT DATE
               NAME                   GRANTED(1)       IN 1993        PRICE(2)        DATE       PRESENT VALUE(3)
- -----------------------------------   ---------    ---------------    ---------    ----------    ----------------
Stephen C. Hilbert.................    250,000           17.1%         $ 53.25       6/8/03         $5,205,000
Ngaire E. Cuneo....................    100,000            6.8            53.25       6/8/03          2,082,000
Rollin M. Dick.....................    100,000            6.8            53.25       6/8/03          2,082,000
Donald F. Gongaware................    100,000            6.8            53.25       6/8/03          2,082,000
Lawrence W. Inlow..................    100,000            6.8            53.25       6/8/03          2,082,000
Walter T. Kirkbride................    100,000            6.8            53.25       6/8/03          2,082,000
- ------------

(1) The options reported in this table have the following terms: (i) 91% of these options are non-qualified stock options which vest over a five year period, with 50% of such shares becoming exercisable on the third anniversary of the date of grant and an additional 25% of such shares becoming exercisable on each of the fourth and fifth anniversaries of the date of grant; and (ii) 9% of these options are incentive stock options which vest in equal amounts each year commencing with the date of grant through the fifth anniversary of grant.

(2) Exercise price is the fair market value on the date of grant, using the closing sale price as reported by the New York Stock Exchange for the date of grant.

(3) Valued using a modified Black-Scholes option pricing model. The exercise price of each option is equal to the fair market value of the underlying Common Stock on the date of grant. The assumptions used in the model were:
    56.7% volatility (which was the volatility of the Common Stock for the 36 month period preceding the date of grant); a 6.52% risk-free rate of return (which was the yield as of the date of grant on a U.S. Strip Treasury zero-coupon bond expiring in June 2003); a .94% dividend yield (which was the dividend yield on the date of grant); and a five-year average life for the options (which was the approximate average life of all previously issued options that became vested prior to April 15, 1994). A discount of 25% was applied to the option value yielded by the model to reflect the non-transferability and the possibility of forfeiture of employee options. The Company's use of this model does not constitute an acknowledgement that the resulting values are accurate or reasonable. The actual gain executives will realize on the options will depend on the future price of the Common Stock and cannot be accurately forecast by application of an option pricing model.

AGGREGATED OPTION EXERCISES IN 1993 AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the exercise in 1993 of options to purchase Common Stock by the six Named Officers and the unexercised options to purchase Common Stock held by such individuals at December 31, 1993.

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                           OPTIONS (IN SHARES) AT        IN-THE-MONEY OPTIONS AT
                            NUMBER OF                         DECEMBER 31, 1993           DECEMBER 31, 1993(2)
                         SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
         NAME              ON EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -----------------------  ---------------   -----------   -----------   -------------   -----------   -------------
Stephen C. Hilbert.....       446,000      $25,054,447     1,943,875      648,125      $99,692,656    $ 20,258,281
Ngaire E. Cuneo........            --               --         1,875      148,125            4,219       1,727,031
Rollin M. Dick.........        65,000        3,715,156       486,875      218,125       24,896,561       6,130,781
Donald F. Gongaware....            --               --       531,875      218,125       27,252,968       6,130,781
Lawrence W. Inlow......            --               --       461,875      218,125       23,602,969       6,130,781
Walter T. Kirkbride....        20,000        1,025,000       451,875      272,425       23,082,309       7,644,394

- ------------
(1) The value realized equals the aggregate amount of the excess of the fair market value on the date of exercise (the closing sale price of the Common Stock as reported by the New York Stock Exchange for the exercise date) over the relevant exercise price(s).

(2) The value is calculated based on the aggregate amount of the excess of $55.50 (the closing sale price of the Common Stock as reported by the New York Exchange for December 31, 1993) over the relevant exercise price(s).

COMPENSATION OF DIRECTORS

     Directors who are not also employees of Conseco are entitled to receive an annual fee of $25,000, a fee of $500 for each Board or committee meeting they attend, and an annual fee of $3,000 for serving as chairman of a Board committee. For 1993 and prior years, the Directors were eligible to participate in and receive annual awards of up to $30,000 under the Company's Executive Stock Bonus and Deferred Compensation Program. Beginning in 1994, the Directors will be eligible to participate in and receive similar annual awards under the 1994 Stock and Incentive Plan and will receive under such plan options to purchase 5,000 shares of Common Stock on the date of each annual meeting of shareholders at a price equal to the market price of the Common Stock on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Mr. Michael G. Browning, Chairman of the Compensation Committee and a Director of the Company since 1984, is the President of Browning Real Estate, Inc., the President and sole stockholder of Browning Investments, Inc. and Carmel Drive Realty, Inc., and the majority stockholder of Browning Construction, Inc. Browning Real Estate, Inc. is the general partner of Browning Real Estate Partnership, L.P. ("BRP"). BRP is, and Mr. Browning was formerly, the general partner of Technology Center Associates, L.P. ("TCA") and Meridian Mile Associates, L.P. Mr. Browning is the general partner of Pierson Street Associates, L.P. ("PSA").

     Bankers National Life Insurance Company ("Bankers National"), a wholly owned subsidiary of the Company, is the successor by merger to Lincoln Income Life Insurance Company ("Lincoln Income"), which also was a wholly owned subsidiary of the Company prior to December 31, 1992, the effective date of the merger.

     On January 13, 1993, Bankers National purchased from TCA for an aggregate price of $2,367,456 a three-story, 55,000 square foot office building located on an 11.5-acre tract of land and an adjacent 3.7-acre tract of unimproved land in the Meridian Technology Center near the Company's office complex in Carmel, Indiana (the "Conseco Complex"). Browning Investments, Inc. received a brokerage fee of $142,047 from the seller in connection with this transaction. In 1993, Bankers National paid Browning Construction, Inc. $171,649 under a Construction Agreement dated July 29, 1993 for an expansion of the parking lot for such building.

     On September 9, 1988, Lincoln Income made a loan in the amount of $9,000,000 to PSA, an Indiana limited partnership which owns two office buildings located in downtown Indianapolis, Indiana (the "PSA Loan"). The PSA Loan was repayable in nine equal annual installments of $1,000,000 each, together with accrued interest payable semiannually on the unpaid balance at the rate of 1% over the prime rate, adjusted daily, of NBD Bank, N.A. (formerly INB National Bank) ("NBD Prime"). The entire balance of unpaid principal and interest was due August 1, 1997. The PSA Loan was secured by the pledge of Mr. Browning's 42% economic interest in PSA as its general partner and by his personal unconditional guaranty.

     On August 31, 1989, Lincoln Income accepted the personal promissory note of Mr. Browning in the principal amount of $8,000,000 (the "Browning Note") as payment in full of the $8,000,000 balance of the PSA Loan. The Browning Note, with interest at 1% per annum over NBD Prime, adjusted daily, was due and payable in full on December 29, 1989. Effective January 1, 1990, Lincoln Income accepted a second promissory note of Mr. Browning in the principal amount of $8,000,000 (the "Amended Browning Note") in return for cancellation of the Browning Note. The principal of the Amended Browning Note is payable in eight equal annual installments due June 30 of each year commencing in 1990, and accrued interest of 1% per annum over INB Prime, adjusted daily, is payable semiannually. Payment of the Amended Browning Note was secured by a pledge of securities owned by Mr. Browning having an estimated value of more than $9,500,000. Since January 1, 1993, Mr. Browning has made principal payments of $3,000,000 on the Amended Browning Note and Bankers National has released a portion of the collateral held as security. The Amended Browning Note was purchased by Conseco from Bankers National in January 1993 for an amount equal to the outstanding principal balance plus accrued interest. As of April 1, 1994, the remaining principal balance of the Amended Browning Note was $2,000,000, and the securities still held as collateral had an estimated value of approximately $3.3 million.

     On December 22, 1993, Bankers National purchased a 103,000 square foot building located on a 13-acre tract of land adjacent to the Conseco Complex for a purchase price of $2.8 million. Browning Investments, Inc. served as agent for Bankers National in connection with the real estate purchase and the termination of a lease on the property, for which services Browning Investments, Inc. received a fee of $100,000. Browning Investments, Inc. also received a brokerage fee of $111,000 from the seller in connection with this transaction.

     On January 7, 1994, Bankers National purchased for $1,065,870 a 7.3-acre tract of land adjacent to the Conseco Complex from two unaffiliated sellers. The purchase agreement had been negotiated by Carmel Drive Realty, Inc. and assigned to Bankers National. On January 7, 1994, Bankers National also purchased for $248,000 a 1.6-acre tract of land, which is adjacent to the 7.3-acre parcel and the Conseco Complex, from Meridian Mile Associates, L.P. Browning Investments, Inc. received a brokerage fee of $14,880 from the seller in connection with this transaction. On January 7, 1994, Bankers National entered into a Development Agreement with Browning Investments, Inc. pursuant to which Browning Investments, Inc. has agreed to direct and coordinate the future development of 63 acres in the Conseco Complex, including the two parcels described in this paragraph. Browning Investments, Inc. received a fee of $75,000 for agreeing to provide such services.

     On January 31, 1994, the Company entered into a Construction Agreement with Browning Construction, Inc. for expansion of the Company's aircraft hangar facilities at the Indianapolis International Airport. As of April 20, 1994, $53,110 had been paid to Browning Construction, Inc. under that agreement.

     Bankers National paid Browning Construction, Inc. $140,484 in 1993 for building repairs and $68,061 for other construction activities on the Conseco Complex.

     The Company paid Anacomp, Inc. $374,766 in 1993 for microfiche and related supplies. Mr. Ferrero, a Director of the Company and a member of the Compensation Committee, is the Chairman of the Board and Chief Executive Officer of Anacomp, Inc.

     Conseco believes that all of the foregoing agreements and transactions are on terms at least as favorable to Conseco as would have been available from nonaffiliated persons. The Company's policy is that all transactions between the Company and any of its officers, directors or principal shareholders, or their affiliates, are approved by a majority of the independent and disinterested directors. All of the foregoing agreements and the transactions described in the next section were approved in accordance with this policy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January 1994, the Named Officers, two of the Company's current independent directors, Mr. Browning and Mr. Ferrero, and one nominee, Mr. Murray, made personal commitments to invest in Conseco Capital Partners II, L.P. (the "Partnership"), the Delaware limited partnership organized by the Company as its second acquisition fund to invest in privately-negotiated acquisitions of annuity, life and accident and health insurance companies. Organization of the Partnership was completed in January 1994 with total capital commitments of $623.8 million from 36 investors. The Company itself committed a total of $100 million to the Partnership. The Company believes that the personal commitments from the Named Officers and Directors, which totalled $31 million, were instrumental in helping to market the Partnership to institutional investors. The Named Officers subscribed for Partnership commitments in the following amounts: Mr. Hilbert, $15 million; Mr. Dick, $4 million; Mr. Gongaware, $4 million; Mr. Inlow, $4 million; Ms. Cuneo, $2 million; and Mr. Kirkbride, $2 million.

     On July 23, 1993, the Company made a 60-day personal loan in the principal amount of $3,000,000 to Mr. Hilbert, its Chief Executive Officer. Such loan was repaid by Mr. Hilbert on August 31, 1993, with interest at the prime rate of Bankers Trust Company of New York.

     In February 1994, as part of its ongoing stock repurchase program, the Company purchased from the marital estate of Mr. Hilbert and his ex-wife 683,545 shares of Common Stock for a purchase price of $40,500,000, or $59.25 per share. The price paid equalled the closing price for the common stock on the date of purchase as reported on the New York Stock Exchange. The Compensation Committee authorized the purchase to permit the liquidation of a portion of the stock holdings of the marital estate, as part of the settlement of the Hilberts' divorce proceeding, without adversely affecting the market for the Company's Common Stock.

     Effective January 19, 1994, the Company's wholly owned subsidiary, CNC Real Estate, Inc. ("CNC"), purchased from Mr. Hilbert a residential condominium unit located in New York City for a purchase price of $6,000,000. CNC also paid real estate transfer taxes of approximately $110,000 and other costs customarily payable by the seller in connection with such a transaction. Mr. Hilbert had purchased such unit in November of 1993 for the same price from an unaffiliated seller, with the intention of using it in the future as his personal residence. The Company had opened an office in New York City in early November 1993, and Mr. Hilbert anticipated that he would be spending a substantial amount of time in the New York office and would need a personal residence there. It was subsequently determined that Mr. Hilbert's time in the New York office would be limited to not more than one or two days per week, on average, and accordingly he decided he would not need a New York residence. The Company then decided to purchase such condominium unit from Mr. Hilbert to be used for corporate receptions, business entertainment and overnight accommodations for senior executives of the Company in connection with business purposes related to the New York office.

     In November 1993, the Company asked Ms. Cuneo, the Company's Executive Vice President of Corporate Development, to work primarily out of the Company's New York office, which required that she and her family relocate their residence from Indiana to the New York metropolitan area. In that connection, the Company purchased Ms. Cuneo's Indiana residence for $1,025,000, the same price paid by her a year earlier when she joined the Company and moved to Indiana. The Company subsequently resold the residence for net proceeds of approximately $850,000, after deduction of sales costs and expenses.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors reviews and approves compensation plans in which the Company's officers and directors are entitled to participate, the terms of employment contracts with the Company's senior executive officers and the annual cash bonuses paid to the Company's executive vice presidents. The Compensation Committee also administers the Company's stock option and other incentive plans. The Compensation Committee is currently composed of the four independent, non-employee members of the Board.

     The compensation of the Company's Chief Executive Officer (the "CEO") is established by the terms of his Employment Agreement dated January 1, 1987, as amended (the "CEO Contract"). Under the CEO Contract, the major portion of the CEO's cash compensation is tied directly to the Company's financial performance, because his annual cash bonus is a fixed percentage of the Company's consolidated pre-tax net profits for the year. The Compensation Committee has no discretion to change the terms of the CEO Contract.

     The Company's Executive Vice Presidents ("EVPs"), all of whom are Named Officers in the Summary Compensation Table, are employed under employment agreements which provide for a base salary of $250,000 per year and annual cash bonuses in the discretion of the Board of Directors. For 1993 and prior years, the Compensation Committee relied heavily on the CEO with respect to its determination of the annual cash bonuses paid to the EVPs. In November or December of each year, the CEO made a recommendation to the Compensation Committee regarding the amount of the cash bonus to be paid to each EVP based on his assessment of (1) the Company's financial performance for the first three quarters of the year and expected performance for the fourth quarter, with particular emphasis on growth in earnings per share of common stock, (2) each individual's contributions to the achievement of specific goals or projects undertaken on behalf of the Company for the year, (3) the relative contribution of the individual's business unit or function toward the Company's overall success for the year and (4) such other factors as he believed may have been relevant for the year in question. The Compensation Committee usually adopted the CEO's recommendations as its own, but sometimes with modifications. The Compensation Committee then submitted for approval by the full Board its recommendation with respect to the bonuses of the EVPs. The cash bonuses paid to the EVPs in 1993 were equal to the recommendation made by the CEO.

     For 1994 and future years, the Compensation Committee has adopted a performance-based compensation program for the EVPs under which their cash bonuses will be determined by a formula in compliance with new provisions of the Internal Revenue Code. This program is being submitted to the shareholders for approval and is described in detail elsewhere in this Proxy Statement. The Compensation Committee will retain the discretion to decrease the bonus otherwise payable to an EVP under this program, if the CEO recommends such a decrease based on his subjective assessment of the factors discussed in the preceding paragraph.

     The Compensation Committee views the grant of stock options to be the Company's key long-term incentive reward program for the Company's officers, including the Named Officers. The Committee believes that because options are granted with an exercise price equal to the market value of the Company's common stock on the date of grant, they are an effective incentive for officers to create value for the Company's shareholders and are an excellent means of rewarding executives who are in a position to contribute to the Company's long-term growth and profitability. Options have been granted annually to the Company's officers below the EVP level, based on a formula which relates the value of the options granted to a percentage of the recipient's annual cash compensation. Options have been granted on a less-frequent basis to the Named Officers as a reward for contributing to the achievement of a specific project or transaction or exceptional performance relative to targeted profit goals, or as an incentive to future growth and profitability.

     As reflected in the table on page 7, the Named Officers were granted options in 1993. With the exception of Mr. Kirkbride and Ms. Cuneo, none of the Named Officers had been granted any options for common stock of the Company since 1990. The number of options granted to the Named Officers in 1993 was intended to give them, in conjunction with the options already held by each of them, a material incentive to further enhance the Company's stock price from its level at the time of the grant, as well as a material inducement for them to remain with the Company, in light of the three-to-five-year vesting schedule.

     The number of options granted to the CEO and the EVPs is not based on a formula such as the one which is used to determine the number of options granted to the other officers of the Company. The Compensation Committee determined the number of options granted to the CEO and the EVPs in 1993 based on the recommendation of the CEO. In deciding to adopt the CEO's recommendation, the Compensation Committee considered the Company's performance during 1993, including the continued achievement of record operating earnings, the successful completion of the initial public offerings of Bankers Life Holding Corporation in early 1993 and of CCP Insurance, Inc. and Life Re Corporation in 1992, and the significant additional capital raised by Conseco in recent months.

     In February 1994, the Compensation Committee approved a program to induce the CEO and four of the EVPs to exercise outstanding vested stock options held by them to purchase approximately 3.6 million shares of the Company's common stock. The options would otherwise have remained exercisable until the years 1998 through 2000. Because the options were exercised at this time, the Company was able to realize a tax deduction of approximately $200 million, equal to the aggregate tax gain recognized by the executives as a result of the exercise. This tax deduction will be used currently to offset taxable income of the Company, including the gain resulting from the sale in February 1994 by the Company of 60 percent of its interest in Western National Corporation, the newly public parent of Western National Life Insurance Company. The Company withheld shares to cover federal and state taxes owed by the executives as a result of the exercise transaction and to cover the exercise prices for all but one of the executives. Net of withheld shares, the Company issued approximately 1.8 million shares of common stock to the executives. As part of the inducement to exercise the options, the Compensation Committee also granted new options to the executive officers under the Company's 1994 Stock and Incentive Plan equal to the number of shares withheld for taxes and exercise prices from this exercise program and other exercises of options by them in 1993. These so-called "re-load" options will insure that the affected executives have the same percentage interest in the Company's fully diluted shares prior to and after the early exercise of the options and, because of the three-to-five-year vesting schedule placed on the "re-load" options, will also act as a material inducement for them to remain with the Company.

     For 1994 and future years, the CEO, EVPs and outside Directors will also be eligible to receive annual stock unit awards under the Company's 1994 Stock and Incentive Plan (the "1994 Plan"). The total amount to be awarded by the Company in any year, together with all prior stock unit awards under the 1994 Plan and all similar awards under the Company's Stock Bonus and Deferred Compensation Program since January 1, 1989, may not exceed the Company's consolidated total net gains from the sale of investments since January 1, 1989. The Company's total award for a year is allocated pro rata among the participants based on their relative salary, fee and bonus compensation for the year. However, the amount awarded to a participant in any year may not exceed the greater of $15,000 or 10% of his or her salary and bonus compensation for such year, unless the Company's earnings per share from operations for such year exceed 110% of its earnings per share from operations for the preceding year, in which case the amount awarded may not exceed the greater of $30,000 or 20% of the participant's salary, fee and bonus compensation for the year. The awards will be converted each year to units representing shares of the Company's Common Stock on the basis of a formula which divides the awards by the average market price per share for the Common Stock for the year. Each Company award becomes vested only if the participant remains employed with the Company for five years after the award or dies, becomes disabled or attains age 60 while so employed, or upon a change of control of the Company.

                                        COMPENSATION COMMITTEE

                                        Michael G. Browning, Chairman
                                        Louis P. Ferrero
                                        M. Phil Hathaway

PERFORMANCE GRAPH

     The Performance Graph compares the Company's cumulative total shareholder return on its Common Stock for a five year period (December 31, 1988 to December 31, 1993) with the cumulative total return of the Standard & Poor's 500 stock index and the Dow Jones Life Insurance Index. The comparison for each of the periods assumes that $100 was invested on December 31, 1988 in each of Conseco Common Stock, the stocks included in the S&P 500 Index and the stocks included in the Dow Jones Life Insurance Index. The Performance Graph was filed separately under cover of Form SE and is represented by the following table of data points:

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
        AMONG CONSECO, S&P 500 INDEX AND DOW JONES LIFE INSURANCE INDEX

      MEASUREMENT PERIOD                          DJ LIFE IN-     S&P 500 IN-
    (FISCAL YEAR COVERED)        CONSECO, INC.   SURANCE INDEX        DEX
1988                                       100             100             100
1989                                       247             159             132
1990                                       258             136             128
1991                                      1141             202             166
1992                                      1719             264             179
1993                                      2062             263             197

                PROPOSAL TO ADOPT 1994 STOCK AND INCENTIVE PLAN

     Background. The Board of Directors has adopted, and the shareholders are asked to approve, the Conseco, Inc. 1994 Stock and Incentive Plan (the "1994 Plan"). The purpose of the 1994 Plan is to provide incentives to increase the personal financial identification of key personnel with the long-term growth of the Company and the interests of the Company's shareholders through the ownership and performance of the Company's Common Stock, to enhance the Company's ability to retain key personnel and to attract outstanding prospective employees and directors.

     The adoption of the 1994 Plan is part of the Company's long term incentive programs. In structuring the 1994 Plan, the Board of Directors sought to provide for a variety of awards that could be flexibly administered in order to carry out the purposes of the 1994 Plan. This authority will permit the Company to keep pace with changing developments in management compensation and make the Company competitive with those companies that offer creative incentives to attract and keep key management employees. The flexibility of the 1994 Plan is designed to allow the Company to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans. The 1994 Plan grants the Compensation Committee, which will administer the Plan, flexibility in creating the terms and restrictions deemed appropriate for particular awards as facts and circumstances warrant.

     Also, the Omnibus Budget Reconciliation Act of 1993 ("OBRA") restricts the ability of public companies to deduct for tax purposes compensation in excess of $1,000,000 per year paid to its five most highly compensated officers. The shareholders are asked to approve the material terms of the 1994 Plan, in part, to satisfy the requirements of OBRA with respect to the deductibility of this compensation. The material terms consist of (i) the individuals eligible to receive stock options and other incentive compensation awards, (ii) the business criteria on which awards under the 1994 Plan are based, and (iii) the maximum amount of stock options and other incentive compensation permitted under the 1994 Plan.

     The summary of the 1994 Plan which appears below is qualified in its entirety by reference to the full text of the 1994 Plan attached hereto as Exhibit A.

     Types of Awards. The 1994 Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights, in tandem with stock options or freestanding; (3) restricted stock; (4) incentive awards; (5) performance awards; and (6) performance stock unit grants. Any stock option granted in the form of an incentive stock option must satisfy the applicable requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Awards may be made to the same person on more than one occasion and may be granted singly, in combination, or in tandem as determined by the Compensation Committee of the Board of Directors (the "Committee").

     Term. The 1994 Plan was effective as of February 17, 1994. No incentive stock options may be granted under the 1994 Plan after February 17, 1994. The 1994 Plan will remain in effect until all awards have been satisfied or expired. The 1994 Plan may be terminated by the Board of Directors, but any such termination will not affect awards made prior to termination.

     Administration. The 1994 Plan will be administered by the Committee. None of the members of the Committee are officers or employees, or former officers or employees, of the Company or its subsidiaries. Other than participating in formula awards, no member of the Committee shall be eligible to participate in the 1994 Plan while serving on the Committee. The Board intends that each member of the Committee shall be a "Disinterested Person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and an "Outside Director" within the meaning of Section 162(m) of the Code; provided, however, that a director who is a "Disinterested Person" within the meaning of the Exchange Act will be treated as satisfying the requirements of an "Outside Director" until the first meeting of stockholders at which directors are to be elected that occurs after July 1, 1994 or such later date as may be permissible under the Code or regulations promulgated thereunder. Subject to the terms of the 1994 Plan, the Committee, consistent with the terms of the 1994 Plan, will have authority (i) to select personnel to receive awards, (ii) to determine the timing, form, amount or value and terms of grants and awards, and the conditions and restrictions, if any, subject to which grants and awards will be made and become payable under the 1994 Plan

(other than nondiscretionary stock options for non-employee directors), (iii) to construe the 1994 Plan and to prescribe rules and regulations with respect to the administration of the 1994 Plan and (iv) to make such other determinations authorized under the 1994 Plan, as the Committee deems necessary or appropriate. All decisions made by the Committee shall be final, conclusive, and binding on all parties.

     Eligibility. All of the employees of the Company and its subsidiaries are eligible to participate in the 1994 Plan, except that only executive officers of the Company, as designated by the Committee, may be entitled to performance stock unit grants under the 1994 Plan. In addition, non-employee directors receive nondiscretionary annual stock options and performance stock units as described below under "Stock Options" and "Performance Stock Unit Grants." The selection of participants from eligible personnel is within the discretion of the Committee, except with respect to nondiscretionary stock options automatically awarded to non-employee directors.

     Shares Subject to the 1994 Plan. The number of shares of Common Stock which may be issued under the 1994 Plan, or as to which stock appreciation rights or other awards may be granted, may not exceed 6,000,000. These shares may be authorized and unissued shares or treasury shares.

     Shares shall be deemed to be issued under the 1994 Plan only to the extent actually issued pursuant to an award or settled in cash. To the extent that an award lapses or is forfeited, any shares subject to such award shall again be made available for grant. In the event of any increases or decreases in the number of issued and outstanding shares of Common Stock pursuant to stock splits, mergers, reorganizations, recapitalizations, stock dividends or other events described under the terms of the 1994 Plan, the Committee shall make appropriate adjustments to the aggregate number of shares available for issuance under the 1994 Plan and the number of shares subject to outstanding grants or awards, in the exercise price per share of outstanding stock options and in the number and kinds of shares which may be distributed under the 1994 Plan. The terms of stock options, stock appreciation rights, restricted stock, incentive and performance awards and stock performance unit grants shall also be subject to adjustments by the Committee to reflect changes in the Company's capitalization.

     Maximum Awards. The maximum number of shares of Common Stock that may be subject to options, stock appreciation rights, restricted stock awards, performance awards or incentive awards granted under the 1994 Plan to an individual optionee during any calendar year cannot exceed 1,500,000 shares in the year ended December 31, 1994 and 250,000 shares in any calendar year thereafter (subject to adjustment in the event of stock dividends, stock splits and certain other events). The maximum number of performance stock units awarded will be determined by the formula providing for such awards under the 1994 Plan as described below under "Performance Stock Unit Grants."

     Stock Options. The Committee may grant awards in the form of options to purchase shares of the Common Stock. The Committee will, with regard to each stock option, determine the number of shares subject to the option and the manner and time of the option's exercise. The exercise price of a stock option will be equal to the fair market value of the Common Stock on the date the option is granted, except in the case of an incentive stock option granted to an employee who owns more than 10% of the Company's voting stock, in which case the exercise price will be equal to 110% of the fair market value of the Common Stock on the date of grant. The Committee will designate each option as a non-qualified or an incentive stock option. The option price upon exercise may, at the discretion of the Committee, be paid by a participant in cash, shares of Common Stock or a combination thereof. Except as set forth below with regard to Change of Control, no option will be exercisable within six months of the date of grant. The effect of an optionee's termination of employment by reason of death, retirement, disability, or otherwise will be specified in the option agreement which evidences each option grant.

     In addition, each non-employee director of the Company will receive, on the date of the Company's annual meeting of shareholders, a non-discretionary option covering 5,000 shares of Common Stock, at the fair market value thereof on such date.

     Stock Appreciation Rights. The 1994 Plan also authorizes the Committee to grant stock appreciation rights ("SARs") either independent of, or in connection with, a stock option. If granted with a stock option, exercise of the SAR will result in the surrender of the right to purchase the shares under the option as to which the SAR was exercised. Upon exercising an SAR, the holder receives for each share with respect to which the SAR is exercised, an amount equal to the difference between the exercise price (which will be the fair market value of such shares on the date of grant except in the case of the grant of an SAR in connection with an incentive stock option to an employee who owns more than 10% of the Company's voting stock, in which case the exercise price will be 110% of the fair market value of Common Stock on the date of grant) and the fair market value of the Common Stock on the date of exercise. Payment of such amount may be made in shares of Common Stock, cash, or a combination thereof, as determined by the Committee. Except as set forth below with respect to Change of Control, the SARs will not be exercisable within six months of the date of grant. Each grant of an SAR will be evidenced by an agreement which specifies the terms and conditions of the award, including the effect of termination of employment (by reason of death, disability, retirement or otherwise) on the exercisability of the SAR.

     Restricted Stock. The 1994 Plan provides that shares of Common Stock subject to certain restrictions may be awarded to eligible persons from time to time as determined by the Committee. The Committee will determine the nature and extent of the restrictions on such shares, the duration of such restrictions, and any circumstance under which restricted shares will be forfeited. During any such period of restriction, recipients will have the right to receive dividends and the right to vote the shares. The Committee will determine the effect of the termination of employment or service as a director of a recipient of restricted Common Stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

     Performance Awards. The 1994 Plan permits the Committee to grant performance awards to eligible persons under the Plan from time to time. A performance award will be contingent upon future performance by the Company or any subsidiary, division or department thereof. The Committee will establish the relevant performance criteria, subject to later revision. In determining the value of performance awards, the Committee will take into account a person's responsibility level, performance, potential, other awards and such other considerations as it deems appropriate. Payment of a performance award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. A performance award shall terminate if the employee does not remain continuously in the employ of the Company at all times during the applicable performance period, unless the Committee determines otherwise.

     Incentive Awards. The 1994 Plan permits the Committee to grant incentive awards. Incentive awards are rights to receive shares of Common Stock (or cash incentive awards equal to the fair market value thereof), or rights to receive any appreciation or increase in the fair market value of Common Stock over a specified period of time or upon the occurrence of an event (such as a Change of Control). Incentive awards vest in the manner established by the Committee, and do not require any payment for shares by the recipient (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. In determining the value of incentive awards, the Committee will take into account a person's responsibility level, performance, potential, other awards and such other considerations as it deems appropriate. Payment by the Company of an incentive award may be made in cash, Common Stock or a combination thereof, as determined by the Committee. An incentive award will terminate if the recipient does not remain continuously in the employ of the Company or in service as a director at all times during the applicable vesting period, unless the Committee determines otherwise.

     Performance Stock Unit Grants. The 1994 Plan permits the Committee to designate executive officers of the Company who may be eligible for grants of performance stock units. In addition, all non-employee directors are entitled to receive performance stock units. Performance stock units are granted to participants based upon an established formula largely dependent upon the Company's consolidated net investment gains. Participants in the Plan may earn up to the greater of $30,000 or 20% of their annual compensation in the form of performance stock units. Annual compensation includes the sum of all amounts of authorized salary, bonus and fees paid directly to a participant by the Company which would be reportable for federal income tax purposes. Allocations are made to each participant based upon a formula provided for in the 1994 Plan, on March 31 of each year beginning March 31, 1995. The number of stock units for each participant is calculated by dividing the allocations made to each respective participant's account by the average daily closing price of the Company's Common Stock computed for the fiscal year covered by the allocations. The stock units vest on the fifth anniversary of the end of the fiscal year for which the stock units were awarded. The stock units also vest upon a participant's attainment of age sixty, a participant's total and permanent disability or death, or upon the occurrence of a Change of Control, as defined in the 1994 Plan. The 1994 Plan also provides for a one time contribution to a participant's stock unit account in an amount equal to 100% of the participant's compensation for the preceding fiscal year divided by the annual average stock price for such year in the event of a participant's death or total and permanent disability while the participant is still in the employ of the Company and prior to the attainment of age sixty-five. The stock units pursuant to such award would vest immediately.

     Shareholders are urged to read Article XII of the 1994 Plan attached hereto as Exhibit A for the specific formula to be employed to determine the specific number of performance stock units to be granted. For a director or executive officer to be entitled to an allocation equal to the greater of $30,000 or 20% of such person's annual compensation, (i) the net investment gains of the Company since January 1, 1989, less any awards of stock units previously made under the 1994 Plan and any similar awards made under the Company's Stock Bonus and Deferred Compensation Program since January 1, 1989, must exceed 20% of the compensation for all participant employees plus $30,000 for each non-employee director and (ii) the fully diluted earnings per share on Company Common Stock from general operations of the Company and not attributable to gains or losses from the sale of investments must equal at least 115% of the fully diluted earnings per share from general operations of the Company (and not attributable to gains or losses from the sale of investments) on Company Common Stock for the previous fiscal year. In addition, such grants may be made only from the Company's consolidated net investment gains. The Compensation Committee believes that this formula provides the appropriate incentives for participants to maximize the Company's net investment gains and also to increase earnings per share from general operations.

     If the performance stock unit grants were made for 1993 and all of the executive officers and directors of the Company participated in such a plan, they would have been awarded up to 116,199 shares of Common Stock of the Company with a market value of $6,289,271 based upon the closing price of the Common Stock of the Company on March 31, 1994. The maximum amount that would have been granted to any one participant would have not exceeded 47,758 shares of Common Stock with a fair market value of $2,584,902 at March 31, 1994. As disclosed on page 7 of this Proxy Statement, provisional awards denominated in cash were made for 1993 under the Company's Stock Bonus and Deferred Compensation Program to the executive officers of the Company based upon net investment gains. The amounts of these provisional awards approximate those that would have been derived from the 1994 Plan had it been in place for 1993.

     Agreements. Each award under the 1994 Plan will be evidenced by an agreement in such form and containing such provisions not inconsistent with the provisions of the applicable plan as the Compensation Committee from time to time approves. In applicable situations, such agreements may include provisions to qualify an incentive stock option, or providing for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a fair market value equal to any option price. Such agreements may also include, without limitation, provisions relating to (i) vesting (including a provision that options shall continue to vest and remain exercisable for so long as a holder who terminates employment with the Company remains an employee of any Conseco subsidiary or an affiliate of Conseco), (ii) tax matters (including provisions (x) covering any applicable employee wage withholding requirements, (y) prohibiting a holder from making an election under Section 83(b) of the Code, or (z) providing "gross up" payments to compensate eligible individuals for any excise taxes imposed as a result of a Change of Control payment) and (iii) any other matters not inconsistent with the terms and provisions of the relevant plan that the Committee in its sole discretion determines. The terms and conditions of agreements need not be identical.

     Amendment. The Board of Directors may at any time terminate or amend the 1994 Plan in any respect, except that the Board may not, without approval of the shareholders of the Company, amend the 1994 Plan so as to (i) increase the number of shares of Common Stock which may be issued under the 1994 Plan (except for adjustments in the number of shares permitted with respect to certain stock splits, stock dividends, mergers, reorganizations or recapitalizations as described under "Shares Subject to the 1994 Plan" above) or change the option exercise price; (ii) modify the requirements as to eligibility for participation; (iii) materially increase the benefits accruing to participants under the 1994 Plan; or (iv) extend the duration of the 1994 Plan beyond February 17, 2004. No amendment or termination of the 1994 Plan shall, without the consent of the optionee or participant in the 1994 Plan, alter or impair the rights of such person under any options or other awards theretofore granted under the 1994 Plan.

     Change of Control. In order to maintain all of the participants' rights in the event of a Change of Control (as defined in the 1994 Plan), all outstanding awards (of whatever type) shall immediately vest and become exercisable or satisfiable upon the occurrence of a Change of Control. The Committee, in its discretion, may determine that upon the occurrence of such a transaction, each award outstanding shall terminate within a specified number of days after notice to the holder thereof, and such holder shall receive, with respect to each share of Common Stock subject to such award, cash in an amount equal to the excess of
(i) the higher of (x) the Fair Market Value (as defined in the 1994 Plan) of such share of Common Stock immediately prior to the occurrence of such transaction or (y) the value of the consideration to be received in such transaction for one share of Common Stock over (ii) the price per share, if applicable, of Common Stock set forth in such award. If the consideration offered to shareholders of the Company in any transaction described in this paragraph consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash. These provisions will not terminate any rights of a holder to further payments pursuant to any agreement between the Company and such holder following a Change of Control. A "Change of Control" of the Company is deemed to occur under the 1994 Plan if: (i) any "person," as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors; or (ii) as the result of a tender offer, merger, consolidation, sale of assets, or contest for election of directors, or any combination of the foregoing transactions or events, individuals who were members of the Board of Directors of the Company immediately prior to any such transaction or event shall not constitute a majority of the Board of Directors following such transaction or event. However, no change of control shall be deemed to have occurred if and when either (A) any such change is the result of a transaction which constitutes a "Rule 13e-3 transaction" as such term is defined in Rule 13e-3 promulgated under the Exchange Act or (B) any such person becomes, with the approval of the Board of Directors of the Company, the beneficial owner of securities of the Company representing 25% or more but less than 50% of the combined voting power of the Company's then outstanding securities entitled to vote with respect to the election of its Board of Directors and in connection therewith represents, and at all times continues to represent, in a filing, as amended, with the Securities and Exchange Commission on Schedule 13D or Schedule 13G (or any successor Schedule thereto) that "such person has acquired such securities for investment and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect", or words of comparable meaning and import.

FEDERAL INCOME TAX CONSEQUENCES

     Non-Qualified Stock Options. Under current federal income tax law, the grant of a non-qualified stock option has no tax effect on the Company or the option holder to whom it is granted. Generally, the exercise of the option will result in ordinary income to the option holder equal to the excess of the fair market value of the shares at the time of exercise over the option price. If the option holder pays cash to exercise the option, the option holder's tax basis in the shares received will be the aggregate exercise price paid by the option holder plus the amount of taxable income recognized upon exercise. Upon any subsequent disposition of such shares, gain or loss will be capital gain or loss and will be long term if such shares are held more than one year after exercise. Generally, the Company will be allowed to take a deduction for federal income tax purposes in an amount equal to such recognized income at the time of recognition for ordinary income by the option holder.

     If the option holder pays the exercise price by delivering existing shares of the Company's Common Stock, the tax treatment of the income from the difference between the option price and the fair market value of the stock received is the same as described above. Generally no gain is recognized by the option holder on the transfer of the option holder's existing stock. The corresponding number of shares received on exercise of the option will be treated as if they are the same as the shares used to pay for the exercise of the option. Thus, gain on the shares used to pay the option price will be deferred until the substituted shares received are later sold.

     Stock Appreciation Rights. The recipient is not taxed by reason of the grant of a stock appreciation right or its subsequent appreciation in value. However, any cash in the fair market value of any shares received generally will constitute taxable ordinary income to the recipient upon the date of exercise. Any subsequent disposition of the shares received will generate capital gain or loss if the sales price is different from the amount of taxable income recognized with respect to the receipt of such shares as described above. The Company generally will be allowed an equal deduction at the time the recipient recognizes ordinary income.

     Effect of Restrictions. Under general tax rules, if the shares received on exercise of non-qualified options or stock appreciation rights are subject to restrictions on transfer and risk of forfeiture, taxation of the transaction (and the Company's deduction) will be deferred until the restrictions lapse, unless the participant makes an election to be taxed at the time of exercise in which case a corresponding deduction will be allowed for the Company. Award agreements may also prohibit a holder from making an election to be taxed before the lapse of the restrictions.

     Incentive Stock Options. In general, incentive stock options, like non-qualified stock options, have no federal income tax consequences to the Company or the option holder as a result of the grant of the option. Unlike non-qualified options, however, the employee does not have taxable income on the exercise of an incentive stock option (although the gain at exercise of incentive options can be taxed under the alternative minimum tax) and the employer generally does not have a deduction. Another difference is that, if the option holder holds the shares for at least two years from the date of the grant of the option and at least one year from the date of exercise, all gain or loss on a subsequent sale is taxed as a capital gain or loss.

     If, however, the option holder "disposes" of the shares prior to satisfying both of the holding periods described above (a "disqualifying disposition"), then (i) the option holder will realize ordinary income in the year of such disposition in an amount equal to the difference between the option price and the lesser of (a) the fair market value of such shares on the date of exercise or (b) the sale price; (ii) the Company generally will be entitled to a deduction for such year in the amount of the ordinary income so realized; and
(iii) the option holder will realize capital gain or loss (short-term or long-term, depending upon whether the shares have been held for less or more than one year), in an amount equal to the difference between (a) the amount realized by the option holder upon such sale of the shares, and (b) the option price paid by the option holder increased by the amount of ordinary income, if any, realized by the option holder upon such disposition. Disqualifying dispositions of stock include (in addition to ordinary sales) gifts, pledges of stock to secure loans under certain circumstances and shares used to pay for the exercise of other options.

     The alternative minimum tax may apply to an incentive stock option holder, because the spread between the market value of shares and exercise price of an incentive stock option on the exercise date constitutes an item of tax preference (unless there is a subsequent disqualifying disposition in the year of exercise). The alternative minimum tax may produce a higher total tax than the regular income tax otherwise applicable to the option holder.

     While there are obvious tax advantages to the employees or other person who receive incentive stock options rather than non-qualified stock options, there are potential tax disadvantages to the Company. As discussed above, the Company normally is entitled to take a deduction for tax purposes in an amount equal to the ordinary income recognized by the option holder at the time of exercise or sale of a non-qualified stock option. In the case of an incentive stock option, however, the Company normally will not be entitled to any deduction.

     Restricted Shares. An individual receiving restricted shares generally will recognize ordinary income when the restrictions lapse in an amount equal to the excess of (i) the fair market value of the shares of Common Stock at the time the restrictions lapse over (ii) any amount paid for the restricted shares. However, the individual may elect, within 30 days after the date of receipt of the restricted shares, to report ordinary income at the time of such receipt equal to the excess of (i) the fair market value of the restricted shares of Common Stock at the time the restrictions lapse over (ii) any amount paid for the restricted shares. One risk in making such an election is that, if the restrictions fail to lapse for any reason, the individual will not be entitled to a deduction. Generally, the Company will be entitled to a deduction equal to the amount of income recognized by the individual at the time income is recognized. An individual disposing of restricted shares will recognize short term or long term capital gain or loss, depending on whether their stock is held for less or more than one year from (a) the date the restrictions lapse (if no election has been made), or (b) from the date of receipt if an election has been made.

     Performance Awards and Other Stock-Based Awards. A participant receiving any performance award or other stock-based award will recognize income, and the Company will generally be allowed a deduction, when the award is paid. The amount of cash and the fair market value of the shares of Common Stock received will be ordinary income to the participant and the Company will generally be entitled to a tax deduction therefor.

     Dividend Equivalents. Dividend Equivalents credited in respect of performance awards and other stock-based awards generally will be taxed at ordinary income rates when paid to the participant and in most instances will be treated as additional compensation deductible by the Company at such time.

     OBRA Deductibility Limitation. As noted above, under OBRA the allowable federal income tax deduction for compensation paid or accrued with respect to the chief executive officer and as many as four other officers of the Company will be limited to no more than $1,000,000 per year for 1994 and subsequent years. However, Section 162(m) of the Code provides an exception to the deductibility limitation. The 1994 Plan is intended to comply with Section 162(m) of the Code, thereby preserving the Company's deduction for any compensation paid to its executive officers. Section 162(m) provides that income received by the five most highly compensated officers of a publicly-traded company in excess of $1,000,000 will not be deductible by that company unless such income is derived from a performance-based plan within the meaning of
Section 162(m). Compensation generated by options and stock appreciation rights granted under the 1994 Plan generally will be entitled to the benefit of an exception if they are granted at fair market value on the date of grant because
(a) the 1994 Plan, as it applies to such officers, will be administered by a committee consisting solely of "outside directors" within the meaning of Section 162(m), (b) the 1994 Plan will be effective only upon approval by the Company's shareholders and (c) the 1994 Plan limits the maximum number of options that can be granted to any executive during 1994 to 1,500,000 shares and 250,000 shares per year on a cumulative basis, for any calendar year thereafter (subject to adjustment under the 1994 Plan for stock splits, etc.). Any options and stock appreciation rights granted at a price below fair market value on the date of grant may be subject to the OBRA deduction limitation unless such awards meet a separate performance exception.

     The performance stock unit grants provided for under the 1994 Plan are intended to comply with the performance-based exception provided for in Section 162(m). The number of stock units granted to the executive officers will be pursuant to an objective formula. Accordingly, upon shareholder approval, the Company will be entitled to a deduction for awards made under the performance stock unit grant provisions of the 1994 Plan.

     Other Deductibility Limits. Awards under the 1994 Plan provide for accelerated exercisability or vesting upon a change in ownership or control of the Company, which may cause certain amounts to be characterized as parachute payments. An employee generally is deemed to have received a "parachute payment" in the amount of compensation that is contingent upon a change in ownership if such compensation exceeds, in the aggregate, three times the employee's base amount, which is generally the employee's average annual compensation for the five preceding years. An employee's "excess parachute payment" is the excess of the employee's total parachute payments over three times such base amount. An employee will be subject to a 20% excise tax on, and the Company will be denied a deduction for, any "excess parachute payment."

     The following table sets forth awards that have been made subject to shareholder approval of the 1994 Plan. All of the options listed below in excess of 250,000 for Mr. Hilbert and 150,000 for each of the other executive officers were "reload" options to replace shares tendered by such persons in connection with the early exercise of options. See, "Report of the Compensation Committee," for further information on the reload options. Except for the options listed below, no awards have been made under the 1994 Plan.

                                                                    NONQUALIFIED
                                                                       STOCK         EXERCISE
                                  NAME                                OPTIONS         PRICE
        ---------------------------------------------------------   ------------     --------
        Stephen C. Hilbert.......................................     1,442,000       $59.25
        Ngaire E. Cuneo..........................................       150,000        59.25
        Rollin M. Dick...........................................       422,000        59.25
        Donald F. Gongaware......................................       382,000        59.25
        Lawrence W. Inlow........................................       322,000        59.25
        Walter K. Kirkbride......................................       318,000        59.25
        All executive officers as a group........................     3,036,000        59.25

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1994 STOCK AND INCENTIVE PLAN.

               PROPOSAL TO APPROVE PERFORMANCE-BASED COMPENSATION
                    BONUS PLAN FOR EXECUTIVE VICE PRESIDENTS

     The shareholders are asked to approve the Conseco Performance-Based Compensation Bonus Plan for Executive Vice Presidents (the "Bonus Plan"), in order to satisfy the requirements of OBRA with respect to the deductibility of this compensation. For purposes of OBRA, the material terms which must be approved by shareholders consist of the following:

           (i)  the individuals eligible to receive compensation,

           (ii) the business criteria on which annual and long-term performance incentives are based, and

          (iii) the maximum amount of compensation payable.

     A copy of the Bonus Plan is attached to this Proxy Statement as Exhibit B.

ELIGIBLE INDIVIDUALS

     The officers who are eligible for performance-based incentive awards under the Bonus Plan are the executive vice presidents ("EVPs") of the Company. The Company currently has five EVPs.

BUSINESS CRITERIA

     The Board believes the primary objective of management to be the long-term creation of shareholder value. In keeping with this belief, the Board empowers the Compensation Committee of the Board to prescribe annual and long-term performance-based incentives based on business criteria such as net income, segment profit and pre-tax net profits. The Bonus Plan will provide for annual performance-based cash bonuses. The cash bonuses will be determined based upon a percentage of the Company's consolidated pre-tax net profits for the year (before deduction of bonuses payable to the EVPs, under the Bonus Plan or to the CEO under the CEO contract).

     For each of the years 1994 and 1995, each of the EVPs is entitled to receive (subject to reduction by the Compensation Committee as discussed below) a performance-based cash bonus equal to 1% of the pre-tax net profits (before deduction of bonuses payable to the CEO or the EVPs) for such year. Thereafter, the percentage amount of pre-tax net profits payable to each of the participants under the Bonus Plan is determined based upon the average return on equity ("ROE") of the Company compared to the average ROE of all publicly-held life and health insurance companies (the "ROE Ratio"). If the ROE Ratio is less than 100%, no cash bonus shall be paid.

     For 1996 and subsequent years, if the ROE Ratio for any year is at least 100%, each of the EVPs will be entitled to a bonus of 1% of the pre-tax net profits related to non-recurring events. For purposes of the Bonus Plan, non-recurring events include gains from the sale of subsidiaries or affiliates, sale of investments made or monitored by Conseco Private Capital Group, Inc.; the 20% carried interest earned on acquisition partnership investments; and acquisition, arrangement and investment banking fees earned from acquisition partnerships. In addition, each of the EVPs will be entitled to cash bonuses ranging from .1% to 1% of pre-tax profits

(before deduction of bonuses payable under the Bonus Plan and bonuses payable to the CEO under the CEO Contract) from all other operations of the Company, depending upon the ROE Ratio.

     The Compensation Committee must certify in writing that the various performance goals under the Bonus Plan have been met before any award is made. The Compensation Committee will retain the discretion to decrease the amount of the bonus otherwise payable to an EVP under the Bonus Plan, if the CEO recommends such a decrease based on his subjective assessment of those factors identified on page 12 of this Proxy Statement. The Compensation Committee shall also have the sole authority to administer the Bonus Plan and make all decisions concerning the interpretation and application of the provisions of the Bonus Plan.

MAXIMUM

     The annual performance-based cash bonus for each EVP may not exceed 1% of the Company's consolidated pre-tax net profits for the year in which the award applies. The pre-tax net profits for any given year will vary.

     The amounts of any awards that may be payable to participating executive officers under the Bonus Plan in future years cannot currently be determined. If the Bonus Plan had been in effect in 1993, the maximum award payable (which could have been reduced in the discretion of the Compensation Committee upon recommendation of the CEO), to the covered executive officers would have been $23,512,285 to all five EVPs as a group and $4,702,457 to any one EVP. The Compensation Committee believes that the amount it would have awarded to each of the EVPs would have been the same as the annual cash incentive award paid for 1993. As described on page 7 of this Proxy Statement, all such EVPs as a group received annual cash bonus awards of $18,750,000, and the highest award paid to any EVP was $3,750,000.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE PERFORMANCE-BASED COMPENSATION BONUS PLAN FOR EXECUTIVE VICE PRESIDENTS TO ASSURE DEDUCTIBILITY OF COMPENSATION EXCEEDING $1,000,000.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Coopers & Lybrand served as the independent accountants to audit the financial statements of Conseco for 1993 and have been selected by the Board of Directors to serve as such for 1994. Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the shareholders.

                             SHAREHOLDER PROPOSALS

     Any proper proposal which a shareholder wishes to have included in the Board's proxy statement and form of proxy for the 1995 Annual Meeting must be received by Conseco by December 30, 1994.

                                 ANNUAL REPORT

     Conseco's Annual Report for 1993 is being mailed to the shareholders with this Proxy Statement, but is not part of the proxy solicitation material.

                                 OTHER MATTERS

     Management knows of no other matters which may be presented at the Annual Meeting. If any other matters should properly come before the meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment on such matters.

                                        By Order of the Board of Directors

                                        /s/ Lawrence W. Inlow

                                        Lawrence W. Inlow, Secretary

                                                                       EXHIBIT A

                                 CONSECO, INC.

                            1994 STOCK AND INCENTIVE PLAN

                                     ARTICLE I.

                                       PURPOSE

     The purpose of the CONSECO, INC. 1994 STOCK AND INCENTIVE PLAN (the "Plan") is to provide a means through which CONSECO, INC., an Indiana corporation (the "Company"), and its subsidiaries may attract able persons to enter the employ or become directors of the Company and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ or as directors. A further purpose of the Plan is to provide such persons with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, options which do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Incentive Awards, Stock Bonuses, Stock Units or any combination of the foregoing, as is best suited to the circumstances of the particular person as provided herein.

                                  ARTICLE II.

                                  DEFINITIONS

     The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

          (a) "Award" means, individually or collectively, any Option, Restricted Stock Award, Performance Award, Incentive Award, Stock Appreciation Right or Stock Units.

          (b) "Award Agreement" means a written agreement between the Company and Holder with respect to any Award.

          (c) "Board" means the Board of Directors of the Company.

          (d) A "Change of Control" of the Company shall mean a change of control of a nature that would be required to be reported in response to
     Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act as revised effective January 20, 1987, or, if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the 1934 Act which serve similar purposes; provided, that, without limitation, (x) such a change of control shall be deemed to have occurred if and when either (A) except as provided in (y) below, any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) is or becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities entitled to vote with respect to the election of its Board of Directors or (B) as the result of a tender offer, merger, consolidation, sale of assets, or contest for election of directors, or any combination of the foregoing transactions or events, individuals who were members of the Board of Directors of the Company immediately prior to any such transaction or event shall not constitute a majority of the Board of Directors following such transaction or event, and
     (y) no such change of control shall be deemed to have occurred if and when either (A) any such change is the result of a transaction which constitutes a "Rule 13e-3 transaction" as such term is defined in Rule 13e-3 promulgated under the 1934 Act or (B) any such person becomes, with the approval of the Board of Directors of the Company, the beneficial owner of securities of the Company representing 25% or more but less than 50% of the combined voting power of the Company's then outstanding securities entitled to vote with respect to the election of its

     Board of Directors and in connection therewith represents, and at all times continues to represent, in a filing, as amended, with the Securities and Exchange Commission on Schedule 13D or Schedule 13G (or any successor Schedule thereto) that "such person has acquired such securities for investment and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect," or words or comparable meaning and import. The designation by any such person, with the approval of the Board of Directors of the Company, of a single individual to serve as a member of, or observer at meetings of, the Company's Board of Directors, shall not be considered "changing or influencing the control of the Company" within the meaning of the immediately preceding clause (B), so long as such individual does not constitute at any time more than one-third of the total number of directors serving on such Board.

          (e) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

          (f) "Committee" means not less than two members of the Board who are selected by the Board as provided in Article IV, Section 4.01.

          (g) "Common Stock" means the common stock, no par value per share, of the Company.

          (h) "Company" means Conseco, Inc., an Indiana corporation, and any successor thereto.

          (i) "Director" means an individual elected to the Board by the shareholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

          (j) "Eligible Compensation" for purposes of Article XII hereof shall mean, for any calendar year, the sum of all amounts of authorized salary, bonus and fees paid directly to the Participant by the Company which would be reportable for federal income tax purposes. Eligible Compensation shall include such amounts for the Participant for the entire calendar year even though he or she may have been a Participant for only a portion of the year.

          (k) An "employee" means any person (including a Director) in an employment relationship with the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code).

          (l) "1934 Act" means the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" means, as of any specified date, the mean of the reported high and low sales prices of the Common Stock on the stock exchange composite tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of this value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

          (n) "Holder" means an employee or a non-employee Director who has been granted an Award.

          (o) "Incentive Award" means an Award granted under Article XI of the Plan.

          (p) "Incentive Award Agreement" means a written agreement between the Company and a Holder with respect to an Incentive Award.

          (q) "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Code.

          (r) "Option" means an Award granted under Article VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options which do not constitute Incentive Stock Options to purchase Common Stock.

          (s) "Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

          (t) "Performance Award" means an Award granted under Article X of the Plan.

          (u) "Performance Award Agreement" means a written agreement between the Company and a Holder with respect to a Performance Award.

          (v) "Plan" means Conseco, Inc. 1994 Stock and Incentive Plan, as amended from time to time.

          (w) "Restricted Stock Agreement" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

          (x) "Restricted Stock Award" means an Award granted under Article IX of the Plan.

          (y) "Rule 16b-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

          (z) "Spread" means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

          (aa) "Stock Appreciation Right" means an Award granted under Article VIII of the Plan.

          (bb) "Stock Appreciation Rights Agreement" means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

          (cc) "Stock Unit" means a unit of measure used to determine the value of each Participant's Stock Unit Account. Each Stock Unit shall be equivalent in value to one share of the Company's no par value Common Stock. All calculations of Stock Units shall be made to the nearest tenth of one unit.

          (dd) "Stock Unit Account" means that separate account maintained for each Participant of Awards granted under Article XII hereof which represents the Stock Units previously awarded to such Holder and not previously distributed to such Holder and subsequently awarded pursuant to
     Section 12.05 hereof.

          (ee) "Total and Permanent Disability" means the inability of a Participant to provide meaningful service for the Company due to a medically determinable physical or mental impairment. Such determination of total and permanent disability shall be made by the Company. Notwithstanding the above, if a Participant qualifies for Federal Social Security disability benefits or for payments under the Company's long-term disability income plan, based upon his physical or mental condition, he shall be deemed to suffer from a total and permanent disability hereunder.

                                  ARTICLE III.

                    EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall be effective as of February 17, 1994, the date of its adoption by the Board, provided the Plan is approved by the shareholders of the Company within twelve months thereafter and on or prior to the date of the first annual meeting of shareholders of the Company held subsequent to the acquisition of an equity security by a Holder hereunder for which exemption is claimed under Rule 16b-3. No Awards of Incentive Stock Options may be granted under the Plan after February 17, 2004. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

                                  ARTICLE IV.

                                 ADMINISTRATION

     Section 4.01 Composition of Committee. The Plan shall be administered by a committee which shall be (i) appointed by the Board; (ii) constituted so as to permit the Plan to comply with Rule 16b-3; and (iii) constituted solely of "outside directors," within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder. Except for Awards described in
Article VII, Section 7.08, Article XII or permitted for disinterested persons under Rule 16b-3(c)(2), no member of the Committee shall be eligible to receive an Award under the Plan or shall have received an Award or been granted or awarded equity securities pursuant to any other plan of the Company or any of its affiliates in the preceding year from the date of any service on the Committee.

     Section 4.02 Powers. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which employees shall receive an Award, the time or times when such Award shall be made, what type of Award shall be granted, the number of shares of Common Stock which may be issued under each Option, Stock Appreciation Right or Restricted Stock Award, and the value of each Performance Award and Incentive Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

     Section 4.03 Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

                                   ARTICLE V.

                  GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS,
                  RESTRICTED STOCK AWARDS, PERFORMANCE AWARDS,
              INCENTIVE AWARDS AND PERFORMANCE STOCK UNIT AWARDS;
                           SHARES SUBJECT TO THE PLAN

     Section 5.01 Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more individuals determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XIII, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 6,000,000 shares. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award, or (ii) to the extent an Award granted under
Article VII, VIII, IX, X, XI or XII is settled in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards of Options and Stock Appreciation Rights under Article VII or VIII hereof granted to any one individual during any calendar year is: 1,500,000 for 1994 and 250,000 per year, on a cumulative basis, for all years after 1994 (subject to adjustment in the same manner as provided in Article XIII with respect to shares of Common Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated in connection with the exercise of Options and Stock Appreciation Rights to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options or Stock Appreciation Rights that are canceled or repriced.

     Section 5.02 Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

                                  ARTICLE VI.

                                  ELIGIBILITY

     Awards made pursuant to Articles IX, X, and XI may be granted only to persons who, at the time of grant, are employees. Awards made pursuant to Articles VII, VIII and XII may be granted only to persons who, at the time of grant, are employees or (only as set forth in the following sentence) Directors. Except as set forth in Article VII, Section 7.08 and Article XII, Awards under this Plan may not be granted to any Director who is not an employee of the Company. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option or an Option which is not an Incentive Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Award, an Incentive Award or any combination thereof. The Committee's designation of a person as a Participant under Article XII hereof will not limit the eligibility of such person to be granted an Award under any provision of this Plan.

                                  ARTICLE VII.

                                 STOCK OPTIONS

     Section 7.01 Option Period. The term of each Option shall be as specified by the Committee at the date of grant.

     Section 7.02 Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

     Section 7.03 Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of
Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

     Section 7.04 Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Section 422 of the Code. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Each Option Agreement shall provide that the Option may not be exercised earlier than six months from the date of grant and shall specify the effect of termination of employment on the exercisability of the Option. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the option price, (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm and
(iii) the delivery of the option price from sale or margin loan proceeds from the brokerage firm directly to the Company. Such Option Agreement may also include, without limitation, provisions relating to (i) subject to the provisions hereof accelerating such vesting on a Change of Control, vesting of Options, including a provision that Options shall continue to vest and remain exercisable for so long as a Holder who terminates employment with the Company remains an employee of any Company subsidiary or affiliate of the Company, (ii) tax matters (including provisions covering any applicable employee wage withholding requirements and requiring additional "gross-up" payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a Change of Control payment resulting from the operation of the Plan or of such Option Agreement), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

     Section 7.05 Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such purchase price (i) shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted, and (ii) shall be subject to adjustment as provided in Article XIII. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

     Section 7.06 Shareholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

     Section 7.07 Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company or any subsidiary, or the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of stock of the employing corporation with the result that such employing corporation becomes a subsidiary.

     Section 7.08 Fixed Grants to Non-Employee Directors. Each non-employee Director shall receive on the date of each annual shareholders' meeting during the period beginning on January 1, 1994 and ending upon the expiration of the Plan an Option to purchase 5,000 shares of Common Stock at the Fair Market Value thereof on the date of grant. Each Option granted under this Article VII,
Section 7.08, shall (i) not constitute an Incentive Stock Option, (ii) not have Stock Appreciation Rights granted in connection therewith, (iii) have a term of ten years, (iv) vest twenty percent (20%) per year on each of the first five anniversary dates of grant subject to acceleration and vesting pursuant to
Section 13.03, and (v) cease to be exercisable after the date which is three months after the termination of such individual's service as a Director (provided that such exercise period shall be extended to one year in the event of the death of the non-employee Director). Any non-employee Director holding Options granted under this Section 7.08 who is a member of the Committee shall not participate in any action of the Committee with respect to any claim or dispute involving such non-employee Director. Notwithstanding the terms and provisions of Article XIV hereof, the terms and provisions of this Section 7.08 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Security Act, or the rules thereunder.

                                 ARTICLE VIII.
                           STOCK APPRECIATION RIGHTS

     Section 8.01 Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Common Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee including without limitation all applicable matters set forth with specificity in Article VII, Section 7.04, with respect to Option Agreements. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Common Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Common Stock. With respect to Stock Appreciation Rights that are subject to
Section 16 of the 1934 Act, however, the Committee shall, except as provided in
Section 13.03, retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights. Each Stock Appreciation Rights Agreement shall provide that the Stock Appreciation Rights may not be exercised earlier than six months from the date of grant and shall specify the effect of termination of employment on the exercisability of the Stock Appreciation Rights.

     Section 8.02 Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price (i) shall not be less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of the Common Stock on the date of grant pursuant to Article VII, Section 7.03), and (ii) shall be subject to adjustment as provided in
Article XIII.

     Section 8.03 Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

     Section 8.04 Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

                                  ARTICLE IX.

                            RESTRICTED STOCK AWARDS

     Section 9.01 Restriction Period To Be Established by the Committee. At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Article IX, Section 9.02, or
Article XIII.

     Section 9.02 Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. If provided for by the Award Agreement, the Holder shall have the right to receive dividends during the Restriction Period, to vote Common Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period,
(iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement, shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Director (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to (i) subject to the provisions hereof accelerating vesting on a Change of Control, vesting of Awards, including a provision continuing such vesting after a Holder has terminated employment with the Company provided such employee remains an employee of any Company subsidiary or an affiliate of the Company, (ii) tax matters (including provisions (x) covering any applicable employee wage withholding requirements, (y) prohibiting an election by the holder under Section 83(b) of the Code and (z) requiring additional "gross-up" payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a Change of Control payment resulting from the operation of the Plan or of such Restricted Stock Agreement), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

     Section 9.03 Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

     Section 9.04 Agreements. At the time any Award is made under this Article IX, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

                                   ARTICLE X.

                               PERFORMANCE AWARDS

     Section 10.01 Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, a performance period over which the performance of the Holder shall be measured.

     Section 10.02 Performance Awards. Each Performance Award shall have a maximum value established by the Committee at the time of such Award.

     Section 10.03 Performance Measures. A Performance Award shall be awarded to an employee contingent upon future performance of the Company or any subsidiary, division or department thereof by or in which he is employed (if applicable) during the performance period. The Committee shall establish the performance measures applicable to such performance prior to the beginning of the performance period but subject to such later revisions as the Committee shall deem appropriate to reflect significant, unforeseen events or changes.

     Section 10.04 Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account an individual's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

     Section 10.05 Payment. Following the end of the performance period, the Holder of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of a Performance Award may be made in cash, Common Stock or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in Common Stock shall be based on the Fair Market Value of the Common Stock on the payment date.

     Section 10.06 Termination of Employment. A Performance Award shall terminate if the Holder does not remain continuously in the employ of the Company or in service as a Director at all times during the applicable performance period, except as may be determined by the Committee or as may otherwise be provided in the Award at the time granted.

     Section 10.07 Agreements. At the time any Award is made under this Article X, the Company and the Holder shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby, and, in addition such matters as are set forth in Article IX, Section 9.02, as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

                                  ARTICLE XI.

                                INCENTIVE AWARDS

     Section 11.01 Incentive Awards. Incentive Awards are rights to receive shares of Common Stock (or cash in an amount equal to the Fair Market Value thereof), or rights to receive an amount equal to any appreciation in the Fair Market Value of Common Stock (or portion thereof) over a specified period of time, which vest over a period of time or upon the occurrence of an event (including without limitation a Change of Control) as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Incentive Award shall have a maximum value established by the Committee at the time of such Award.

     Section 11.02 Award Period. The Committee shall establish, with respect to and at the time of each Incentive Award, a period over which or the event upon which the Award shall vest with respect to the Holder.

     Section 11.03 Awards Criteria. In determining the value of Incentive Awards, the Committee shall take into account an individual's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

     Section 11.04 Payment. Following the end of the vesting period for an Incentive Award, the Holder of an Incentive Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Incentive Award, based on the then vested value of the Award. Payment of an Incentive Award may be made in cash, Common Stock or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion. Any payment to be made in Common Stock shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to an Incentive Award, as determined by the Committee.

     Section 11.05 Termination of Employment. An Incentive Award shall terminate if the Holder does not remain continuously in the employ of the Company or in service as a Director at all times during the applicable vesting period, except as may be otherwise determined by the Committee or as set forth in the Award at the time of grant.

     Section 11.06 Agreements. At the time any Award is made under this Article XI, the Company and the Holder shall enter into an Incentive Award Agreement setting forth each of the matters contemplated hereby and, in addition such matters as are set forth in Article IX, Section 9.02 as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

                                  ARTICLE XII.

                         PERFORMANCE STOCK UNIT GRANTS

     Section 12.01 Participant. As used in this Article XII, Participant shall mean a non-employee Director or shall mean an executive officer of the Company who has been designated by the Committee to participate in Awards made under this Article XII. Each such Director and executive so designated shall remain a Participant hereunder until all of the benefits to which he or she is entitled are fully distributed.

     Section 12.02 Annual Contribution Amount.

          (a) Each year the Company shall calculate an amount (the "Annual Contribution Amount") to be set aside for the Basic Annual Allocation and the Additional Annual Allocation. The Annual Contribution Amount shall be equal to 100% of the Company's consolidated net investment gains before tax plus any carryover provided for in Section 12.2(b)(3). Beginning with the 1994 plan year, the initial carryover amount shall equal the consolidated net investment gains before tax since January 1, 1989 less the amount of Basic Annual Allocations and Additional Annual Allocations made under the Company's Stock Bonus and Deferred Compensation Program since January 1, 1989.

          The values of "consolidated net investment gains before tax", "discretionary annual bonuses", and "total income before income tax" for any year as they relate to this Plan shall be determined solely by the Committee. Net investment gains shall include all gains and losses from sales of securities, including without limitation those treated as gains (losses) from sales of trading securities and from sales of investments in affiliates. Net investment gains shall also include gains (losses) recognized by the Company as a result of the issuance and sale by an affiliate of its own capital stock.

          (b) The Annual Contribution Amount shall be allocated as follows:

             (1) First, to the Basic Annual Allocation in the amount determined in Section 12.03.

             (2) Second, to the extent there remains an unallocated portion of the Annual Contribution Amount, to the Additional Annual Allocation in the amount determined in Section 12.04.

             (3) Third, the remainder, if any, of the Annual Contribution Amount shall be carried over to the following year and added to the Annual Contribution Amount, if any, otherwise calculated under Section 12.02(a). Such carryovers shall continue, as necessary, from year to year until all remainders of annual Contribution Amounts are allocated in accordance with Sections 12.02(b)(1) and 12.02(b)(2).

     Section 12.03 Basic Annual Allocations. The Company shall allocate a portion of the Annual Contribution Amount to each Participant for the fiscal year. The amount so allocated, called the Basic Annual Allocation, shall for each Participant be equal to

          (a) the greater of:

             (1) $15,000 per year, or

             (2) ten percent (10%) of the Participant's Eligible Compensation for such year; multiplied by

          (b) a fraction (not to exceed one), the numerator of which is the Annual Contribution Amount and the denominator of which is the sum of (a) above for all Participants for such year.

     Section 12.04 Additional Annual Allocations. If, at the end of the fiscal year, (i) the fully diluted earnings per share, reduced by the fully diluted earnings per share reported as attributable to gains or losses from sale of investments, on Company Common Stock for the year just completed exceeds one hundred ten percent (110%) of the fully diluted earnings per share, reduced by the fully diluted earnings per share reported as attributable to gains or losses from sale of investments, on Company Common Stock for the previous fiscal year and (ii) there remains an unallocated Annual Contribution Amount, the Company shall credit an Additional Annual Allocation to each Participant. The aggregate Additional Annual Allocation for all Participants shall equal the least of:

          (1) The portion of the Annual Contribution Amount not allocated in accordance with Section 12.03;

          (2) 100% of the aggregate Basic Annual Allocations for all Participants; or

          (3) An amount equal to (i) the sum of two percent (2%) of each Participant's Basic Annual Allocation, multiplied by (ii) the number of tenths of a percentage point (rounded to the next lower tenth of a percent) by which the fully diluted earnings per share, reduced by the fully diluted earnings per share reported as attributable to gains and losses from the sale of investments, on Company Common Stock for the fiscal year just completed exceeds one hundred ten percent (110%) of the fully diluted earnings per share, reduced by the fully diluted earnings per share reported as attributable to gains and losses from the sale of investments, on Company Common Stock for the previous fiscal year.

     The Additional Annual Allocation for each Participant shall equal the lesser of clause (2) or (3) above for that Participant multiplied by a fraction (not to exceed one) the numerator of which is the amount in clause (1) above and the denominator of which is the sum of the Additional Annual Allocations for all Participants.

     Section 12.05 Computation of Stock Units. On March 31 of each year beginning March 31, 1995, the Basic Annual Allocation and the Additional Annual Allocation, if any, for the preceding full fiscal year of each Participant on that date, shall be converted to Stock Units pursuant to this Section and shall be added to the Participant's Stock Unit Account. The number of Stock Units to be added on each such date shall be the quotient obtained by dividing the sum of such Basic Annual Allocation and Additional Annual Allocation, if any, by the average daily closing price of the Company's Common Stock computed for such fiscal year (the "Annual Average Stock Price") based on information reported by the New York Stock Exchange or such other exchange or national market system from which such information is available.

     Section 12.06 Special Grant Upon Death or Disability. In the event of a Participant's death or Total and Permanent Disability (i) while still in the employ of the Company and (ii) prior to the attainment of age sixty-five (65), the Company shall make an additional contribution to the Participant's Stock Unit Account for the year in which such event occurred in an amount equal to one hundred percent (100%) of his Eligible Compensation for the preceding fiscal year divided by the Annual Average Stock Price for such preceding fiscal year.

     Section 12.07 Vesting. Each annual amount awarded to a Participant under this Article shall become fully vested and the Stock Units in his Stock Unit Account attributable to such award shall become fully vested after a period of continuous employment with the Company ending:

          (a) Upon the fifth anniversary of the end of the fiscal year for which such amount was awarded (for this purpose, accretions due to dividends, distributions, or stock splits shall vest at the same time as the base award to which such accretions relate);

          (b) By reason of the Participant's attainment of age sixty (60);

          (c) By reason of the Participant's Total and Permanent Disability;

          (d) By reason of the Participant's death; or

          (e) By reason of the occurrence of a Change of Control.

     All awards not fully vested upon termination of employment shall be forfeited, and the Company's obligation for benefits based on these awards shall cease.

     Section 12.08 Adjustments for Cash Distributions. Whenever the Company shall pay a cash dividend or other cash distribution during any quarter to the holders of its Common Stock, the Company shall credit to each Participant's Stock Unit Account an amount equal to the quotient of (i) the product of (a) the amount of the dividend distribution paid per share of Company Common Stock, and
(b) the number of Stock Units in the Participant's Stock Unit Account at the beginning of the quarter divided by (ii) the Fair Market Value of the Common Stock on the date such dividend or cash distribution is paid.

     Section 12.09 Distribution of Stock Units. At the time of vesting, unless otherwise deferred pursuant to a deferred compensation plan of or agreement with the Company, Stock Units shall be distributed to Participants by the issuance of Common Stock in an amount equivalent to the number of Stock Units which are fully vested.

                                 ARTICLE XIII.

                       RECAPITALIZATION OR REORGANIZATION

     Section 13.01 The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration or distribution to the Holder of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

     Section 13.02 If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

     Section 13.03 In the event of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable. The Committee, in its discretion, may determine that upon the occurrence of a Change of Control, each Award outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or
(y) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock over (ii) the exercise price per share, if applicable, of Common Stock set forth in such Award. The provisions contained in the preceding sentence shall be inapplicable to an Award granted within six
(6) months before the occurrence of a Change of Control if the Holder of such Award is subject to the reporting requirements of Section 16(a) of the 1934 Act. If the consideration offered to shareholders of the Company in any transaction described in this paragraph consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash. The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

     Section 13.04 In the event of changes in the outstanding Common Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this
Article XIII, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

     Section 13.05 The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     Section 13.06 Any adjustment provided for in Sections 13.01, 13.02, 13.03 and 13.04 above shall be subject to any required shareholder action.

     Section 13.07 Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

                                  ARTICLE XIV.

                     AMENDMENT AND TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder), and provided, further, that the Board may not, without approval of the shareholders, amend the Plan:

          (a) to increase the maximum number of shares which may be issued on exercise or surrender of an Award, except as provided in Article XIII;

          (b) to change the Option price;

          (c) to change the class of individuals eligible to receive Awards or materially increase the benefits accruing to employees and Directors under the Plan;

          (d) to extend the maximum period during which Awards may be granted under the Plan;

          (e) to modify materially the requirements as to eligibility for participation in the Plan; or

          (f) to decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3.

                                  ARTICLE XV.

                                 MISCELLANEOUS

     Section 15.01 No Right To An Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an employee any right to be granted an Award to purchase Common Stock, a right to a Stock Appreciation Right, a Restricted Stock Award, a Performance Award, an Incentive Award or Stock Units or any of the rights hereunder except as may be evidenced by an Award or by an Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

     Section 15.02 No Employment Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with the Company or any subsidiary or (ii) interfere in any way with the right of the Company or any subsidiary to terminate his or her employment (or service as a Director, in accordance with applicable corporate law) at any time.

     Section 15.03 Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

     Section 15.04 No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

     Section 15.05 Restrictions on Transfer. An Award shall not be transferable except (i) by will or the laws of descent and distribution, or (ii) by gift to any member of the Holder's immediate family or to a trust for the benefit of such immediate family member, if permitted in the applicable Award Agreement. An award may be exercisable during the lifetime of the Holder only by such Holder or the Holder's guardian or legal representative unless it has been transferred to a member of the Holder's immediate family or to a trust for the benefit of such immediate family member, in which case it shall be exercisable only by such transferee. For the purpose of this provision, a Holder's "immediate family" shall mean the Holder's spouse, children and grandchildren. Notwithstanding any such transfer, the Holder will continue to be subject to the withholding requirements provided for in Section 15.03 hereof.

     Section 15.06 Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

     Section 15.07 Section 162(m). It is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Options and Stock Appreciation Rights granted hereunder with an exercise price not less than Fair Market Value of a share of Common Stock on the date of grant shall constitute "performance-based" compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

     Section 15.08 Governing Law. This Plan shall be construed in accordance with the laws of the State of Indiana.

                                                                       EXHIBIT B

               CONSECO PERFORMANCE-BASED COMPENSATION BONUS PLAN
                         FOR EXECUTIVE VICE PRESIDENTS

     Each of the Executive Vice Presidents shall receive annually a performance-based cash bonus. The bonus shall be determined by multiplying the applicable percentages (defined below) times the Company's consolidated pre-tax net profits for the year before taking into account cash bonuses payable to the Company's Chief Executive Officer and Executive Vice Presidents. Such percentage is to be based on the following table.

If the ratio of the average return on          Then the current year's performance-based
  equity ("ROE")(1) of Conseco to the          bonus for each such executive shall be the sum
average ROE of all publicly-held life and      of the following percentages multiplied times
health insurance companies is at least the     the designated portion of the consolidated
following percentage                           pre-tax profits of the current year
- ------------------------------------------     ----------------------------------------------

                                     NON-RECURRING     REMAINING
                                      PORTION(2)        PORTION
                                     -------------     ---------
          Less than 100%                  0.0%            0.0%
          100%                            1.0%             .1%
          120%                            1.0%             .2%
          140%                            1.0%             .4%
          160%                            1.0%             .6%
          180%                            1.0%             .8%
          200%                            1.0%            1.0%

     Upon the recommendation of Conseco's Chief Executive Officer, the Compensation Committee may reduce the amount of the bonus that would have been payable under the preceding formula to any of the affected executives. Such reduction shall be at the sole discretion of the Compensation Committee after taking into account such subjective factors or other matters as they believe are appropriate in the best interests of Conseco and its shareholders. The cumulative accrued amount of each bonus shall be calculated as of the end of each fiscal quarter of the Company's fiscal year based on the year-to-date financial results, and such accrued bonus, minus accrued bonus payments made for previous quarters of the same fiscal year, shall be paid to the executive as soon as practicable, provided, however, that the Compensation Committee shall have the discretion to reduce or limit the portion of accrued bonus payable to any executive at the end of any fiscal quarter. If the quarterly payments for any fiscal year exceed the bonus payable for the entire year, the amount of such excess shall be repaid to the Company by the executive.

     The Compensation Committee shall have the sole authority to administer the Plan and make all decisions to interpret and apply its provisions. Written interpretations not inconsistent with the terms hereof may be issued from time to time by the Compensation Committee as guidance for interpreting and applying the Plan's provisions.
- ------------
(1) Average ROE for Conseco and for all companies is to be calculated for the five years prior to the current year as reported by Firemark Insurance Perspectives or comparable independent publication. No year prior to 1994 shall be included in computing such average ROE; therefore, until five years have been completed after 1993, the ratio of the average ROE for Conseco to the average ROE for all companies shall be computed as follows:

    - For 1994 and 1995, the ratio shall be deemed to be 200%
    - For 1996, 1997 and 1998, the ratio shall be computed using results for two, three or four years, respectively, commencing with the results of the year 1994.

(2) For purposes of this calculation, the non-recurring portion includes the total of gains from sale of subsidiaries or affiliates; sale of investments made or monitored by the Conseco Private Capital Group; 20% carried interest earned on acquisition partnership investments; and acquisition, arrangement and investment banking fees earned from acquisition partnerships.

                                 CONSECO, INC
              11825 North Pennsylvania Street, Carmel, IN 46032

                PROXY FOR 1994 ANNUAL MEETING OF SHAREHOLDERS
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Each person signing this card on the reverse side hereby appoints as proxies Rollin M. Dick, Donald F. Gongaware and Stephen C. Hilbert, or any of them, with full power of substitution, to vote all shares of common stock which such person is entitled to vote at the Annual Meeting of Shareholders of Conseco, Inc., to be held at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas, at 10:30 a.m. local time on June 7, 1994, and any adjournments thereof.

The proxies are hereby authorized to vote as follows:

1. Election of Ngaire E. Cuneo as a Director for a two-year term expiring in 1996, and the election of Rollin M. Dick, James D. Massey and Dennis E. Murray, Sr., as Directors for three-year terms expiring in 1997.

    / /  FOR (except as shown on the line)   / / WITHHELD (as to all nominees)

    (To withhold authority to vote for single nominee, write that nominee's name on this line:)

- --------------------------------------------------------------------------------
2.  Approval of the Conseco, Inc. 1994 Stock and Incentive Plan.

    / /  FOR                    / / AGAINST                     / / ABSTAIN

3. Approval of the Conseco, Inc. Performance-Based Compensation Bonus Plan for Executive Vice Presidents.

    / /  FOR                    / / AGAINST                     / / ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.
                    (PLEASE DATE AND SIGN ON REVERSE SIDE)



  THE SHARES REPRESENTED BY THIS PROXY, UNLESS OTHERWISE SPECIFIED, SHALL BE VOTED FOR ITEMS 1, 2 AND 3.




                                        Please sign below exactly as your name
                                        appears on the label.  When signing as
                                        attorney, corporate officer or
                                        fiduciary, please give full title as
                                        such. The undersigned hereby
                                        acknowledges receipt of the Notice of
                                        the Annual Meeting and Proxy Statement
                                        dated April 29, 1994.

                                        Dated
                                             ----------------------------------

                                        Signature(s)
                                                    ---------------------------


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